EXHIBIT 10.20
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                            ASSET PURCHASE AGREEMENT

                                  by and among

                                TAB Products Co.,
                           a Delaware corporation; and

                             Bunt Acquisition Corp.,
    a Delaware corporation and a wholly-owned subsidiary of TAB Products Co.;

                                 on the one hand


                                       and


                             Docucon, Incorporated,
               a corporation organized under the laws of Delaware;



                               on the other hand.


                         -------------------------------
                            Dated as of March 7, 2000
                         -------------------------------

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS.......................................................1
      1.1   "Accounts Payable"...............................................1
      1.2   "Accounts Receivable"............................................1
      1.3   "Acquisition"....................................................1
      1.4   "Acquisition Proposal"...........................................2
      1.5   "Additional Business Liabilities"................................2
      1.6   "Affiliate"......................................................2
      1.7   "Assets".........................................................2
      1.8   "Assumed Contracts"..............................................2
      1.9   "Assumed Liabilities"............................................2
      1.10  "Business".......................................................2
      1.11  "Business Financial Statements"..................................2
      1.12  "Business Records"...............................................2
      1.13  "Cash Payment"...................................................2
      1.14  "Closing"........................................................2
      1.15  "Closing Date"...................................................2
      1.16  "Closing Net Assets Value".......................................3
      1.17  "Closing Statement"..............................................3
      1.18  "Code"...........................................................3
      1.19  "Confidentiality Agreement"......................................3
      1.20  "Contracts"......................................................3
      1.21  "Dispute Notice".................................................3
      1.22  "Encumbrances"...................................................3
      1.23  "Environmental Laws".............................................3
      1.24  "Equipment Leases"...............................................3
      1.25  "ERISA"..........................................................3
      1.26  "Excluded Assets"................................................3
      1.27  "Excluded Liabilities"...........................................3
      1.28  "Facility".......................................................3
      1.29  "GAAP"...........................................................3
      1.30  "Governmental Contracts".........................................4
      1.31  "Governmental Entity"............................................4
      1.32  "Handling" or "Handled"..........................................4
      1.33  "Hazardous Materials"............................................4
      1.34  "Indemnifiable Losses"...........................................4
      1.35  Intentionally Omitted............................................4
      1.36  Intentionally Omitted............................................4
      1.37  "Initial Purchase Price".........................................4
      1.38  "Intangibles"....................................................4
      1.39  "Inventory"......................................................4
      1.40  "Key Employees"..................................................4
      1.41  "Knowledge" or "Known"...........................................4

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                                TABLE OF CONTENTS
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      1.42  "Laws or Decrees"................................................4
      1.43  "Liability"......................................................4
      1.44  "Losses".........................................................5
      1.45  "Material Adverse Change"........................................5
      1.46  "Material Adverse Effect"........................................5
      1.47  "Net Assets".....................................................5
      1.48  "Permits"........................................................5
      1.49  "Permitted Encumbrances".........................................5
      1.50  "Person".........................................................5
      1.51  "Prepaid Expenses"...............................................5
      1.52  "Proxy Statement"................................................5
      1.53  "Released".......................................................5
      1.54  "Required Seller Stockholder Vote"...............................5
      1.55  "Seller Accounting Principles"...................................6
      1.56  "Seller Board Recommendation"....................................6
      1.57  "Seller SEC Documents"...........................................6
      1.58  "Seller Stockholders Meeting"....................................6
      1.59  "Seller Triggering Event"........................................6
      1.60  "Software Programs"..............................................6
      1.61  "Superior Proposal"..............................................6
      1.62  "Tangible Assets"................................................7
      1.63  "Tax"............................................................7
      1.64  "Tax Return".....................................................7
      1.65  "Transaction"....................................................7
      1.66  "Trust"..........................................................7
      1.67  "Trust Account"..................................................7
      1.68  Intentionally Omitted............................................7
      1.69  Intentionally Omitted............................................7
      1.70  "Withholding Taxes"..............................................7

ARTICLE II  PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...........7
      2.1   Purchase and Sale of Assets and Assumption of Assumed
              Liabilities....................................................7
      2.2   Assets...........................................................8
      2.3   Excluded Assets..................................................9
      2.4   Assumption of Liabilities........................................9
      2.5   Liabilities Not Assumed.........................................10
      2.6   Purchase Price..................................................11
      2.7   Purchase Price Adjustment.......................................11
      2.8   Allocation......................................................12

ARTICLE III  THE CLOSING....................................................13
      3.1   The Closing.....................................................13

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                                TABLE OF CONTENTS
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ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER........................13
      4.1   Organization....................................................13
      4.2   Subsidiaries....................................................13
      4.3   Authorization...................................................13
      4.4   No Conflicts; Consents..........................................14
      4.5   Title to Assets.................................................14
      4.6   Tangible Assets.................................................14
      4.7   Inventory.......................................................14
      4.8   Litigation and Claims...........................................15
      4.9   Compliance with Laws and Regulations; Governmental Licenses,
              Etc...........................................................15
      4.10  Financial Statements, SEC Reports...............................15
      4.11  Absence of Certain Changes or Events............................17
      4.12  Intellectual Property...........................................18
      4.13  Facilities......................................................21
      4.14  Contracts and Arrangements......................................21
      4.15  Insurance.......................................................22
      4.16  Brokers.........................................................22
      4.17  Accounts Receivable.............................................22
      4.18  Warranties and Service Payment Obligations......................23
      4.19  Business Records................................................23
      4.20  No Suspension or Debarment......................................23
      4.21  Environmental Matters...........................................23
      4.22  Taxes...........................................................24
      4.23  Employee Benefit Plans..........................................25
      4.24  Employee Matters................................................27
      4.25  Insurance.......................................................28
      4.26  Compliance With Laws............................................28
      4.27  Accuracy of Material Facts; Copies of Materials.................28

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER......................28
      5.1   Organization and Good Standing..................................29
      5.2   Power, Authorization and Validity...............................29
      5.3   No Violation of Existing Agreements.............................29
      5.4   Compliance With Other Instruments and Laws......................29
      5.5   Litigation......................................................30
      5.6   Brokers.........................................................30
      5.7   Disclosure......................................................30

ARTICLE VI  PRE-CLOSING COVENANTS OF SELLER.................................30
      6.1   Advice of Changes...............................................30
      6.2   Conduct of Business.............................................30
      6.3   Access to Information...........................................31

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      6.4   Obtaining Necessary Consents and Addition of Purchaser
            as Party to Certain Contracts...................................32
      6.5   Satisfaction of Conditions Precedent............................32
      6.6   No Solicitation.................................................32
      6.7   Proxy Statement.................................................33
      6.8   Stockholders' Meeting...........................................33
      6.9   Bulk Sales......................................................35
      6.10  Collection of Accounts Receivable...............................35
      6.11  Establishment of Trust; Satisfaction by Seller of Liabilities...35
      6.12  Notice to Vendors...............................................35
      6.13  Distribution from Seller's 401(k) Plan..........................36

ARTICLE VII  PRE-CLOSING COVENANTS OF PARENT AND PURCHASER..................36
      7.1   Advice of Changes...............................................36
      7.2   Satisfaction of Conditions Precedent............................36

ARTICLE VIII  MUTUAL COVENANTS..............................................36
      8.1   Confidentiality and Publicity...................................36
      8.2   Regulatory Filings; Consents; Reasonable Efforts................36
      8.3   Governmental Filings............................................37
      8.4   Further Assurances..............................................37
      8.5   Communications Plan.............................................37

ARTICLE IX  CONDITIONS TO CLOSING...........................................37
      9.1   Conditions to Each Party's Obligations..........................37
      9.2   Conditions to Obligations of Seller.............................38
      9.3   Conditions to Obligations of Parent and Purchaser...............39

ARTICLE X  POST-CLOSING MATTERS.............................................41
      10.1  Employees.......................................................41
      10.2  Further Assurances of Seller....................................42
      10.3  Further Assurances of Purchaser.................................42
      10.4  Access to Business Records......................................42
      10.5  Tax Liability...................................................43
      10.6  Group Health Plans..............................................43
      10.7  Financial Statement.............................................43

ARTICLE XI  TERMINATION OF AGREEMENT........................................43
      11.1  Termination.....................................................43
      11.2  Effect of Termination...........................................45
      11.3  Expenses; Termination Fees......................................45

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ARTICLE XII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....46
      12.1  Survival of Representations and Warranties......................46
      12.2  Indemnification by Seller.......................................46
      12.3  Escrow Fund.....................................................47
      12.4  Escrow Period; Release From Escrow..............................47
      12.5  Claims Upon Escrow Fund.........................................48
      12.6  Objections to Claims............................................48
      12.7  Resolution of Conflicts and Arbitration.........................48
      12.8  Third-Party Claims..............................................49

ARTICLE XIII  GENERAL.......................................................49
      13.1  Governing Law; Jurisdiction; Venue..............................49
      13.2  Assignment; Binding upon Successors and Assigns.................50
      13.3  Severability....................................................50
      13.4  Entire Agreement................................................50
      13.5  Counterparts....................................................50
      13.6  Other Remedies..................................................50
      13.7  Amendment and Waivers...........................................50
      13.8  Waiver..........................................................50
      13.9  Notices.........................................................51
      13.10 Construction and Interpretation of Agreement....................52
      13.11 No Joint Venture................................................52
      13.12 Absence of Third Party Beneficiary Rights.......................52


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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 7, 2000, by and among TAB Products Co., a Delaware corporation ("Parent"), Bunt Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser") on the one hand, and Docucon, Incorporated, a Delaware corporation ("Seller") on the other hand.

                                    RECITALS

      A. Seller is engaged in the business of providing electronic imaging services to convert documents to electronic formats for computer system access (excluding the Excluded Assets, as defined below, the "Business"); and Purchaser is interested in purchasing, and Seller is interested in selling, the Business; and

      B. The parties hereto desire that Seller sell, assign, transfer and convey to Purchaser, and that Purchaser purchase from Seller, the Assets (as defined below) in exchange for cash, cancellation of indebtedness and assumption of the Assumed Liabilities (as defined below), all according to the terms and subject to the conditions set forth in this Agreement (the "Transaction").

      NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

      1.1 "ACCOUNTS PAYABLE" shall mean those amounts owing by Seller under Assumed Contracts or otherwise arising in connection with the Business listed on
SCHEDULE 1.2 as such SCHEDULE 1.1 may be updated through Closing to include those accounts payable arising in the ordinary course of business in connection with the Business subject to the review and approval of Parent.

      1.2 "ACCOUNTS RECEIVABLE" shall mean the accounts receivable and notes receivable of or amounts owing or payable to Seller in connection with or relating to the Business, including those set forth on SCHEDULE 1.2.

      1.3 "ACQUISITION" shall mean any transaction or series of transactions involving:

            (a) any merger, consolidation, share exchange, business combination, issuance of securities, Acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Seller is a constituent corporation, (ii) in which a Person or "group"
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(as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Seller, or (iii) in which Seller issues securities representing more than 20% of the outstanding securities of any class of voting securities of Seller;

            (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of Seller; or

            (c) any liquidation or dissolution of Seller.

      1.4 "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition.

      1.5 "ADDITIONAL BUSINESS LIABILITIES" shall mean the liabilities listed on
SCHEDULE 1.5, as such schedule shall be updated through Closing to include liabilities arising in the ordinary course of business in connection with the Business through the Closing Date subject to review and approval of Parent.

      1.6 "AFFILIATE" shall mean a Person that directly or indirectly, through one or more intermediaries, is controlled by, or is under common control with another Person.

      1.7 "ASSETS" shall have the meaning set forth in Section 2.2 hereof.

      1.8 "ASSUMED CONTRACTS" shall mean only those Contracts listed on SCHEDULE 1.8, as such schedule may be updated through the Closing Date to include Contracts entered into in the ordinary course of business and subject to review and approval of Parent.

      1.9 "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.4(a) hereof.

      1.10 "BUSINESS" shall have the meaning set forth in Recital A.


      1.11 "BUSINESS FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.10(a).

      1.12 "BUSINESS RECORDS" shall mean any and all books, records, files, drawings, documentation, data or information that have been or now are used in or with respect to, in connection with or otherwise relating to the Business, the Assets or the Assumed Liabilities.

      1.13 "CASH PAYMENT" shall have the meaning set forth in Section 2.6(a)hereof.

      1.14 "CLOSING" shall have the meaning set forth in Section 3.1 hereof.

      1.15 "CLOSING DATE" shall have the meaning set forth in Section 3.1 hereof.

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      1.16 "CLOSING NET ASSETS VALUE" shall have the meaning set forth in
Section 2.7(b) hereof.

      1.17 "CLOSING STATEMENT" shall have the meaning set forth in Section 2.7(a) hereof.

      1.18 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      1.19 "CONFIDENTIALITY AGREEMENT" shall mean the mutual confidentiality agreement, dated November 3, 1999, by and between Parent and Seller.

      1.20 "CONTRACTS" shall mean all those contracts and arrangements relating to the Business.

      1.21 "DISPUTE NOTICE" shall have the meaning set forth in Section 2.7(a) hereof.

      1.22 "ENCUMBRANCES" shall mean any and all restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages, restrictions, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Assets.

      1.23 "ENVIRONMENTAL LAWS" shall mean any and all applicable civil, criminal, and administrative laws (including common law), statutes, codes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, approvals, authorizations, and other requirements, directives, consents and obligations lawfully imposed by any Governmental Entity pertaining to the protection of the environment, protection of ecology, protection of public health, protection of worker health and safety, and/or the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the Handling of Hazardous Materials, and regulations, guidelines, and policies promulgated under any of the foregoing, all as amended from time to time.

      1.24 "EQUIPMENT LEASES" shall mean leases related to any of the Tangible Assets.

      1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.26 "EXCLUDED ASSETS" shall mean the assets of Seller as of the Closing set forth in SCHEDULE 2.3.

      1.27 "EXCLUDED LIABILITIES" shall have the meaning set forth in Section
2.5 hereof.

      1.28 "FACILITY" shall mean any facility or real property, including without limitation any improvement, equipment, structure, building, or fixture, that is or was owned, used, operated, occupied, controlled, or rented, in connection with the Business.

      1.29 "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time, as supplemented by Regulation S-X as promulgated by the United States Securities and Exchange Commission, as in effect from time to time, consistently applied.

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      1.30 "GOVERNMENTAL CONTRACTS" shall mean all contracts listed on SCHEDULE
1.8 under which Seller is required to, or may, provide services to agencies of the United States Government.

      1.31 "GOVERNMENTAL ENTITY" shall mean any court, or any federal, state, municipal, provincial or other governmental authority, department, commission, board, service, agency, political subdivision or other instrumentality.

      1.32 "HANDLING" or "HANDLED" shall mean used, generated, manufactured, processed, contained, transferred, recycled, stored, treated, loaded, transported, removed or Released.

      1.33 "HAZARDOUS MATERIALS" shall mean any substance, waste, material, chemical, compound or mixture which is defined, listed, designated, described or characterized under Environmental Laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids, and liquefied natural gas.

      1.34 "INDEMNIFIABLE LOSSES" shall have the meaning set forth in Section 12.2(a) hereof.

      1.35 Intentionally Omitted.

      1.36 Intentionally Omitted.

      1.37 "INITIAL PURCHASE PRICE" shall have the meaning set forth in Section
2.6 hereof.

      1.38 "INTANGIBLES" shall mean guarantees, rights, warranties, defenses and claims, choses in action, causes of action, demands, rights of recovery, suits, covenants not to compete and other rights in favor of Seller relating to the Assets, the Assumed Liabilities or the Business.

      1.39 "INVENTORY" shall mean the inventory, including supplies, consumables, parts (including retainable parts), materials, spares, training and testing units, wherever located, owned, primarily employed or held for use in the conduct of the Business, including the items listed on SCHEDULE 1.39.

      1.40 "KEY EMPLOYEES" shall mean those persons listed on SCHEDULE 1.40 attached hereto.

      1.41 "KNOWLEDGE" or "KNOWN" shall mean the current actual knowledge, after reasonable inquiry, of any of the officers, directors or employees of a Person.

      1.42 "LAWS OR DECREES" shall mean all applicable federal, state, provincial and local laws, ordinances, rules, statutes, regulations and all orders, writs, injunctions, awards, judgments or decrees.

      1.43 "LIABILITY" shall mean any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, or whether liquidated or unliquidated.

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      1.44 "LOSSES" shall mean any loss, demand, action, cause of action, assessment, damage, Liability, cost or expense, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof, but excluding special or consequential damages (including without limitation loss of profits or revenues) related to any such loss, demand, action, cause of action, assessment, damage, liability, cost or expense, other than special or consequential damages actually awarded to a third party and paid or payable to such third party by a party hereto.

      1.45 "MATERIAL ADVERSE CHANGE" shall mean any material adverse change in the Business, operations, properties, Assets, Intellectual Property, financial condition, Assumed Liabilities, results of operations or prospects, whether or not occurring in the ordinary course of business.

      1.46 "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on the business, operations, properties, the Assets, financial condition, the Assumed Liabilities, results of operations or prospects, whether or not occurring in the ordinary course of business.

      1.47 "NET ASSETS" shall mean the book value of the Assets, net of depreciation amortization and reserves, as set forth on SCHEDULE 1.47, as such schedule may be updated through the Closing Date.

      1.48 "PERMITS" shall mean any and all licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any Governmental Entity relating to the Business, the Assets or the Assumed Liabilities.

      1.49 "PERMITTED ENCUMBRANCES" shall mean (a) liens for current taxes which are not past due, (b) liens described in any schedule hereto which secure Assumed Liabilities, and (c) easements, covenants, rights-of-way or other similar restrictions and imperfections of title.

      1.50 "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

      1.51 "PREPAID EXPENSES" shall mean all prepaid expenses, advances, deposits, and rights to volume and other rebates due from suppliers, as well as performance bonds, including those listed on SCHEDULE 1.51.

      1.52 "PROXY STATEMENT" shall mean the proxy statement/prospectus to be sent to Seller's stockholders in connection with the Seller Stockholder's Meeting.

      1.53 "RELEASED" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, or in a manner or with a consequence not authorized by Environmental Laws.

      1.54 "REQUIRED SELLER STOCKHOLDER VOTE" shall have the meaning set forth in Section 4.3.

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      1.55 "SELLER ACCOUNTING PRINCIPLES" shall have the meaning set forth in
Section 2.7(a) hereof.

      1.56 "SELLER BOARD RECOMMENDATION" shall have the meaning set forth in
Section 6.8(b).

      1.57 "SELLER SEC DOCUMENTS" shall have the meaning set forth in Section 4.10(c).

      1.58 "SELLER STOCKHOLDERS MEETING" shall have the meaning set forth in
Section 6.8(a).

      1.59 "SELLER TRIGGERING EVENT" -- A "Seller Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Seller shall have failed to recommend that Seller's stockholders vote to approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Seller Board Recommendation (as defined below), or shall have taken any other action which is reasonably determined by Parent to suggest that the Board of Directors of Seller might not support the Acquisition or might not believe that the Acquisition is in the best interests of Seller's stockholders; (ii) Seller shall have failed to include in the Proxy Statement the Seller Board Recommendation or a statement to the effect that the board of directors of Seller has determined and believes that the Acquisition is in the best interests of Seller's stockholders; (iii) the board of directors of Seller fails to reaffirm the Seller Board Recommendation, or fails to reaffirm its determination that the Acquisition is in the best interests of Seller's stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of Seller shall have approved, endorsed or recommended any Acquisition Proposal; (v) Seller shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) Seller shall have failed to hold the Seller Stockholders' Meeting as promptly as practicable; (vii) a tender or exchange offer relating to securities of Seller shall have been commenced and Seller shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Seller recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and Seller fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (ix) Seller or any Representative of Seller shall have violated any of the restrictions set forth in Section 4.3.

      1.60 "SOFTWARE PROGRAMS" shall mean software programs, including any available (a) source code (in all forms), object code, program descriptions, databases, interfaces, modifications, updates, previous versions, and (b) documentation relating to the foregoing, and (c) disks, tapes and other tangible embodiments of the foregoing.

      1.61 "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to purchase all or substantially all of the outstanding common stock of Seller or all or substantially all of the Assets and Liabilities of the Business on terms that the board of directors of Seller determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to Seller's stockholders than the terms of the Acquisition; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction

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contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

      1.62 "TANGIBLE ASSETS" shall mean all tangible assets, equipment and other fixed assets, including all computer hardware, service tools, aids, manuals, schematics, diagnostics, machinery and office furnishings, owned, primarily employed or held for use in the conduct of the Business, including the Tangible Assets listed on SCHEDULE 1.62.

      1.63 "TAX" shall mean any federal, provincial, territorial, local, or foreign income, profits, gross receipts, capital gains taxes, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, business license, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, relating to the Assets or the Business.

      1.64 "TAX RETURN" shall mean any return, declaration, report, estimates, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, covering or relating to the Assets or the Business.

      1.65 "TRANSACTION" shall have the meaning set forth in Recital B.

      1.66 "TRUST" shall have the meaning set forth in Section 6.11 hereof.

      1.67 "TRUST ACCOUNT" shall have the meaning set forth in Section 6.11 hereof.

      1.68 Intentionally Omitted.

      1.69 Intentionally Omitted.

      1.70 "WITHHOLDING TAXES" shall have the meaning set forth in Section
2.6(b).

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

      2.1 PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date:

                  (i) Seller agrees to sell, assign, transfer, convey and deliver to Parent or Purchaser, as designated by Parent at the Closing, and Parent or Purchaser, as the case may be, agrees to purchase from Seller, all of Seller's right, title and interest in and to the Assets, free and clear of all Encumbrances except Permitted Encumbrances;

                  (ii) Seller agrees to assign to Parent or Purchaser, as designated by Parent at the Closing, and Parent or Purchaser, as the case may be, agrees to assume from Seller, the Assumed Liabilities; and

                  (iii) Seller agrees to assign to Parent or Purchaser, as designated by Parent at the Closing, and Parent or Purchaser, as the case may be, shall assume from Seller, all of Seller's rights and obligations under the Assumed Contracts, subject to the obtaining of all necessary consents by the other parties thereto.

            (b) In connection with the Transaction, on the Closing Date, Seller shall take (and shall cause its Affiliates to take) any and all actions that may be required, or reasonably requested by Purchaser, to transfer good and marketable title to all of the Assets free and clear of all Encumbrances (except Permitted Encumbrances) to Purchaser. Seller shall deliver possession of all of the Assets to Purchaser on the Closing Date at the location and by such means as are reasonably designated by Purchaser, and Seller shall further deliver to Purchaser proper assignments, bills of sale, conveyances and other instruments of sale and/or transfer in forms reasonably satisfactory to Purchaser in order to convey to Purchaser good and marketable title to all Assets, free and clear of all Encumbrances (except Permitted Encumbrances), as well as such other instruments of sale and/or transfer as counsel to Purchaser may reasonably request (whether at or after the Closing Date) to evidence and effect the Transaction contemplated herein. Seller agrees that, to the extent any Assets are owned or held by any Affiliate of Seller, Seller shall also cause good and marketable title to such Assets to be transferred and assigned to Purchaser free and clear of all Encumbrances (except Permitted Encumbrances) on the Closing Date.

      2.2 ASSETS. As used in this Agreement, the term "Assets" means, collectively, all right, title and interest in and to all of the assets, properties, rights and claims owned or primarily employed or held for use in the conduct of the Business, including the following, but excluding the Excluded Assets (as defined below):

            (a) BUSINESS. The Business as a going concern, including without limitation, all of its goodwill;

            (b) INVENTORY. All Inventory;

            (c) ASSUMED CONTRACTS. All rights and benefits of Seller in existence on the Closing Date or arising from and after the Closing Date under the Assumed Contracts;

            (d) INTELLECTUAL PROPERTY. All Intellectual Property (as defined below) owned, primarily employed in or held for use in the Business;

            (e) TANGIBLE ASSETS. All Tangible Assets;

            (f) BUSINESS RECORDS. All Business Records;

            (g) PREPAID EXPENSES. All Prepaid Expenses;

            (h) PERMITS. All Permits to the extent transferable by Seller;

            (i) ACCOUNTS RECEIVABLE. All Accounts Receivable;

            (j) INTANGIBLES. All Intangibles;

            (k) INVESTMENTS. All bank accounts and investments held for the benefit of the Business, including those bank accounts listed on SCHEDULE 2.2(K) and all securities held by Cross Securities;

            (l) CASH. All cash, cash equivalents, certificates of deposits, money market funds and other securities deposited or held at Bank One and/or with Dreyfus Money Market Fund, together with any such deposits in any other accounts for the benefit of the Business and all cash held as petty cash at the principal place of business of the Business, but excluding therefrom all cash (not to exceed Ten Thousand Dollars ($10,000.00)) deposited in an account held at Millennium Bank in Malvern, Pennsylvania; and

            (m) TELEPHONE AND FAX NUMBERS; WEBSITES. The telephone and fax numbers and websites set forth on SCHEDULE 2.2(M).

      2.3 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, Seller shall retain all of its right, title and interest in and to, and neither Purchaser nor Parent shall acquire any interest in, the assets identified on
SCHEDULE 2.3 (the "Excluded Assets").

      2.4 ASSUMPTION OF LIABILITIES.

            (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing Date, Purchaser and Parent agree to assume from Seller and to thereafter pay, perform and/or otherwise discharge in a timely manner only the following Liabilities of Seller (the "Assumed Liabilities"):

                  (i) Liabilities arising from and after the Closing Date under the Assumed Contracts OTHER THAN (A) Liabilities arising from any tort, infringement or violation of law by Seller that occurred (or arose from facts occurring) prior to the Closing Date, and (B) Liabilities arising from any performance, payment, breach or default of any Assumed Contracts to the extent occurring (or arising from facts and/or activities occurring) prior to the Closing Date; provided, however, the exception stated above under subparagraph 2.4(a)(i)(B) shall not apply to any Assumed Contract which is also a Government Contract, nor shall either exception stated under subparagraphs 2.4(a)(i)(A) or
(B) apply to any items set forth in the attached Schedules;

                  (ii) the Accounts Payable; and

                  (iii) Additional Business Liabilities.

            (b) Each Government Contract listed on SCHEDULE 1.8 is assigned to Parent subject to approval by the United States Government of the novation of such Government Contract in favor of Parent in accordance with the Assignment of Claims Act.

            (c) Nothing herein shall be deemed to deprive Parent, Purchaser or any Affiliate of Parent, or Purchaser, as applicable, of any defenses, set-offs or counterclaims which Seller may have had or which Parent, Purchaser, as applicable, or any Affiliate of Parent or Purchaser, as applicable, shall have (to the extent relating to the Assumed Liabilities) to any of the Assumed Liabilities (the "Defenses and Claims"). Effective as of the Closing, Seller agrees to assign, transfer and convey to Parent, Purchaser, as applicable, all Defenses and Claims and agrees to cooperate with Parent, Purchaser, as applicable, to maintain, secure, perfect and enforce such Defenses and Claims.

      2.5 LIABILITIES NOT ASSUMED. Except as expressly set forth in Section 2.4 above, neither Parent nor Purchaser shall assume or become liable or obligated in any way, and Seller shall retain and remain solely liable for and obligated to discharge and indemnify and hold Parent or Purchaser, as applicable, harmless for, all debts, expenses, accounts payable, contracts, agreements, commitments, obligations, claims, suits and other liabilities of Seller of any nature whatsoever, whether or not related to the Business or the Assets, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter, including, without limitation, any of the following (collectively referred to herein as "Excluded Liabilities"):

            (a) Any Liability arising out of or as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time to the extent arising out of facts occurring prior to the Closing Date;

            (b) Any liability of the Seller for unpaid Taxes (with respect to the Business, the Assets, or Seller's employees or otherwise), any liability of the Seller for Taxes arising in connection with the consummation of the Acquisition (including any income Taxes) arising because the Seller is transferring the Assets or any liability of the Seller for the unpaid Taxes of any Person other than the Seller, or a transferee or successor of Seller, by contract or otherwise;

            (c) Any liabilities related to or arising from any breach or default by Seller or its Affiliates, whether before or after the Closing Date, of any Contract or related to or arising from any tort, infringement or violation of Laws or Decrees by Seller, in each case to the extent occurring or arising from facts occurring on or prior to the Closing Date;

            (d) Any liability of Seller or any of Seller's Affiliates incurred in connection with or under this Agreement (including, without limitation, with respect to any of Seller's or its Affiliates' representations, warranties, agreements, covenants or indemnities hereunder) relating to the execution or performance of this Agreement and the transactions contemplated herein;

            (e) Any Liability of Seller under any of Seller's Employee Plans with respect to any obligation of Seller to contribute or to make payments to or provide benefits on behalf of Seller's employees; provided, however, Purchaser shall assume "tail" liability on Seller's health insurance policy related to the Business to the extent the same has been accrued, and is shown, on the Business Financial Statements for the fiscal year ending December 31, 1999;

            (f) Any fees or expenses incurred by Seller or any of Seller's Affiliates or hereunder with respect to Seller's or any of its Affiliates' engagement of its counsel, or any investment banker, appraiser or accounting firm engaged to perform services hereunder;

            (g) any outstanding obligations of Seller for borrowed money due and owing to banks or other lenders, other than obligations under the Assumed Contracts to the extent assumed pursuant to Section 2.4(a); or

            (h) any Liability of Seller not related to the Business, including the Liabilities set forth on SCHEDULE 2.5.

      2.6 PURCHASE PRICE.

            (a) The aggregate consideration for the Business and the Assets shall be the assumption of the Assumed Liabilities pursuant to Section 2.4 and
(i) the total dollar amount of the Net Assets as set forth on SCHEDULE 1.47 as delivered at Closing PLUS (ii) $1,900,000 (collectively, the dollar amounts determined pursuant to subsections (i) and (ii) are referred to as the "Initial Purchase Price"), subject to adjustment as provided in Section 2.7. At Closing the Initial Purchase Price, less any Withholding Taxes deducted pursuant to
Section 2.6(b), shall be paid by (i) cancellation of all indebtedness, including principal and accrued interest, owing by Seller to Parent pursuant to one or more promissory notes issued by Seller to Parent from January 19, 2000, through the Closing (the "Notes") and (ii) the wire transfer to the Trust Account established by Seller pursuant to Section 6.11 of the Initial Purchase Price LESS the aggregate indebtedness cancelled pursuant to this Section 2.6(a) (the "Cash Payment").

            (b) Purchaser may deduct from the Cash Payment any Taxes required to be withheld and paid by Purchaser for the account of Seller with respect to the consideration (the "Withholding Taxes"). Purchaser shall provide Seller with evidence of payment to the appropriate taxing authorities of the withheld Withholding Taxes. If for any reason the appropriate amount of Withholding Taxes is not withheld from the Cash Payment, such required Withholding Taxes not withheld shall remain Excluded Liabilities despite such nonwithholding.

            (c) Section 7 of the Convertible Secured Note issued by Seller to Parent dated January 19, 2000, in the principal amount of $200,000 (the "January 2000 Note") shall be void and have no further force and effect.

      2.7 PURCHASE PRICE ADJUSTMENT.

            (a) CLOSING STATEMENT. As soon as possible, but in any event on or before the thirtieth (30th) day after Closing, Seller shall prepare and deliver to Parent a statement (and supporting schedules) (collectively the "Closing Statement") setting forth, in detail, calculation of the Closing Net Assets Value as of the Closing Date, which shall be certified by the Chief Accounting Officer of Seller as being prepared in accordance with the definitions herein and the accounting principles set forth on SCHEDULE 2.7(A), and to the extent a relevant principle is not set forth on SCHEDULE 2.7(A), then in accordance with those generally accepted accounting principles consistently applied with prior practice for earlier periods (collectively, the "Seller Accounting Principles"). For purposes of preparation of the Closing Statement, all calculations shall be made with precision, and lack of materiality shall not be a defense to the requirement of precise and proper determinations. Parent and its auditors or other representatives shall be provided an opportunity to review the procedures performed in connection with preparation of the Closing Statement. Immediately following delivery of the Closing Statement, Seller shall make available, and shall cause its auditors to make available, all records, work papers and employees at Seller's expense reasonably requested by Parent in connection with its review of the Closing Statement.

      The Closing Statement, subject to any adjustments agreed to by Parent and Seller, shall be used for determining any post-Closing adjustments to the Initial Purchase Price, unless either party provides the other with a notice of dispute (a "Dispute Notice") within fifteen (15) days of receipt of the Closing Statement. If a Dispute Notice is given, Parent and Seller shall promptly meet in good faith to attempt to resolve any issues, and if any issues are unresolved within fifteen (15) days of the Dispute Notice, the unresolved issues shall be submitted to a "Big Five" auditing firm with no material existing relationship to Parent or Seller, which shall be selected by Parent and approved by Seller, which approval will not be unreasonably withheld or delayed. The independent auditor shall be directed to issue a final and binding decision as to the matters in dispute within thirty (30) days of its engagement. The fees and expenses of the independent auditor shall be divided equally between the parties.

      The Closing Statement in the form accepted by Parent and Seller, or determined by the independent auditor, shall be used to adjust the Initial Purchase Price in the manner set forth in Section 2.7(c) of this Agreement. Any payments provided for in Section 2.7(c) shall be made within five business days of the acceptance of the Closing Statement or the independent auditor's decision. The full force and effect of the representations and warranties contained herein shall not be diminished by the Closing Statement, the acceptance thereof by Parent or the decision of the independent auditor.

            (b) DEFINITIONS. "Closing Net Assets Value" shall mean the book value of the Assets, net of depreciation, amortization, and reserves, as of the Closing Date.

            (c) PURCHASE PRICE ADJUSTMENT. If the Closing Net Assets Value is less than the amount shown on SCHEDULE 1.47 delivered at Closing, Seller (through the Trust) shall pay Parent an amount equal to the difference. If the Closing Net Assets Value is greater than the amount shown on SCHEDULE 1.47 delivered at Closing, Parent shall pay Seller an amount equal to the difference.

      A payment to Seller shall be made by wire transfer to the Trust Account. A payment to Parent shall be made by wire transfer to an account designated in writing by Parent.

      2.8 ALLOCATION. Seller and Parent shall cooperate in the preparation of a joint schedule (the "Allocation Schedule") allocating the purchase price (including the Assumed Liabilities) among the Assets. If Seller and Parent are able to agree upon the Allocation Schedule within 30 days following the Closing Date, Seller and Parent shall each file IRS Form 8594, and all federal, state, local and foreign tax returns, in accordance with the Allocation Schedule. If Parent and Seller are unable to complete the Allocation Schedule within 30 days following the Closing Date, each of Seller and Parent may file IRS Form 8594 and any federal, state, local and foreign tax returns, allocating the aggregate consideration (including the Assumed Liabilities) among the Assets in the manner each believes appropriate, provided such allocation is reasonable and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                                   ARTICLE III

                                   THE CLOSING

      3.1 THE CLOSING. The consummation of the Acquisition will take place at a closing to be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California (the "Closing") on the date five (5) business days after all conditions (other than the respective delivery obligations of the parties) hereto have been satisfied or waived, or at such other time or date as may be agreed to by the parties to this Agreement (the "Closing Date").

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as otherwise set forth in the Seller Disclosure Schedule provided to each of Parent and Purchaser, a copy of which is attached hereto as SCHEDULE IV, the following representations and warranties are made, jointly and severally, by Seller as set forth below:

      4.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller is duly qualified or licensed to do business as a foreign corporation in each state of the United States in which it is required to be so qualified or licensed, except in states which the failure to qualify, in the aggregate, would not have a Material Adverse Effect on the Business.

      4.2 SUBSIDIARIES. The Seller owns no equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business, trust or other entity, whether or not incorporated, which is engaged primarily in the Business.

      4.3 AUTHORIZATION. This Agreement, the Escrow Agreement described in
Section 12.3 below and all other agreements in connection with the Transaction to which Seller is or will be a party (such Escrow Agreement and any other agreements being referred to hereafter as the "Ancillary Agreements") have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Seller and constitute, or will constitute, valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Seller has all requisite power and authority to execute and deliver this Agreement and, at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated in this Agreement and the Ancillary Agreements to which it is or will be a party. All requisite corporate action on the part of Seller has been taken to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is or will be a party subject only to the approval of the Transaction and this Agreement by Seller's stockholders as contemplated by Section 6.8(a). The affirmative vote of the holders of a majority of the shares of common stock of Seller outstanding on the record date for the stockholders meeting called pursuant to Section 6.8(a) (the "Required Seller Stockholder Vote") is the only vote of the holders of any of Seller's capital stock necessary under Delaware Law to approve this Agreement and the transactions contemplated hereby. The Board of Directors of Seller has unanimously (i) approved this Agreement and the Transaction, (ii) determined that in its opinion the Transaction and this Agreement is in the best interests of the stockholders of Seller and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Seller approve this Agreement and the Merger.

      4.4 NO CONFLICTS; CONSENTS. The execution and the delivery of this Agreement and the Ancillary Agreements to which Seller is or will be a party by Seller, do not, and the consummation of the transactions contemplated herein and therein and compliance with the provisions hereof and thereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or Encumbrance pursuant to, (a) any provision of the Certificate of Incorporation or Bylaws of Seller, (b) any Law or Decree or (c) any provision of any agreement, instrument or understanding to which Seller is a party or by which Seller or any of its properties or assets is bound or affected, nor will such actions give to any other Person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to the Business, any of the Assets, the Assumed Liabilities or the Assumed Contracts. Except as set forth in the immediately preceding sentence, no consent of any third party or any Governmental Entity is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated in this Agreement or the Ancillary Agreements to which Seller is or will be a party.

      4.5 TITLE TO ASSETS. Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances except for Permitted Encumbrances. At the Closing, Seller will sell, convey, assign, transfer and deliver to Parent and Purchaser good, valid and marketable title, and all Seller's respective right and interest, in and to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances. The Assets include all property, tangible and intangible, and all agreements and rights used in the Business.

      4.6 TANGIBLE ASSETS. SCHEDULE 1.62 sets forth a complete and accurate list of the Tangible Assets used in the Business, which description identifies, to the extent available, original acquisition date and cost of such items. Except as set forth in SCHEDULE 1.62, each Tangible Asset is, and as of the Closing Date will be, in good operating condition and good repair, ordinary wear and tear excepted, will be free from all defect and damage, and are usable in the ordinary course of business. SCHEDULE 1.62 also sets forth by category the location of the Tangible Assets as of the Closing Date.

      4.7 INVENTORY. The inventories shown on the Business Financial Statements or thereafter acquired by Seller were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since December 31, 1999, Seller has continued to replenish inventories in a normal and customary manner consistent with past practices. The values at which inventories are carried reflect the inventory valuation policy of Seller, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1999, adequate provision has been made on the books of Seller in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. SCHEDULE 1.39 to this Agreement sets forth by category and amount the location of the Inventory as of the Closing Date.

      4.8 LITIGATION AND CLAIMS. There are no claims, actions, suits, proceedings or, to Seller's Knowledge, investigations, pending before any Governmental Entity, or to Seller's Knowledge, threatened or reasonably expected, against Seller (a) relating to the Business, the Assets, the Assumed Liabilities or the Intellectual Property, (b) which questions or challenges the validity of this Agreement or any of the ANCILLARY Agreements to which either Seller is or will be a party, or any of the transactions contemplated herein or therein or (c) which might be reasonably expected to have a Material Adverse Effect on Seller. Seller is not a party to or subject to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity) with respect to or affecting the Business, or any of the Assets, the Assumed Liabilities or the Intellectual Property.

      4.9 COMPLIANCE WITH LAWS AND REGULATIONS; GOVERNMENTAL LICENSES, ETC. Seller is in compliance with all applicable Laws or Decrees with respect to or affecting the Business or the Assets, the Assumed Liabilities or the Intellectual Property, including, without limitation, Laws or Decrees relating to anticompetitive or unfair pricing or trade practices, false advertising, consumer protection, export or import controls, government contracting, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except for such failure to comply as which would not result in a Material Adverse Effect on the Business, the Assets, the Assumed Liabilities or the Intellectual Property. Seller is not subject to any order, injunction or decree issued by any Governmental Entity which could impair the ability of Seller to consummate the transactions contemplated herein or which could adversely affect Purchaser's conduct of the Business or its use and enjoyment of the Assets or the Intellectual Property from and after the Closing Date. Seller possesses all Permits which are required in order for Seller to operate the Business as presently conducted, and is in compliance with all such Permits. SCHEDULE 4.9 to this Agreement contains a complete list of such Permits held by Seller relating to the Business, the date of expiration of each such Permit, and whether each such Permit is transferable. Neither the sale and transfer of the Assets pursuant to this Agreement, nor Purchaser's possession and use thereof from and after the Closing Date because of such sale and transfer will: (a) violate any law pertaining to bulk sales or transfers or to the effectiveness of bulk sales or transfers as against creditors of Seller or (b) result in the imposition of any liability upon Purchaser for appraisal rights or other liability owing to any shareholder of Seller.

      4.10 FINANCIAL STATEMENTS, SEC REPORTS.

            (a) Seller has delivered to Purchaser copies of (i) Seller's unaudited balance sheets pertaining to the Business as of December 31, 1999 (the "Interim Balance Sheet") and statement of operations pertaining to the Business for the year then ended (collectively, the "Business Financial Statements"). The Business Financial Statements have been prepared in accordance with GAAP, and present fairly the financial position of the Business as of their respective dates and the results of operations and changes in financial position of the Business for the periods indicated, except that the unaudited Business Financial Statements do not contain all footnotes and other information required by GAAP.

            (b) There is no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Business Financial Statements except for those (i) that have been incurred after December 31, 1999 or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred by the Business after December 31, 1999 were incurred in the ordinary course of business. The Business Financial Statements in accordance with GAAP reflect all costs and expenses incurred in the operation of the Business.

            (c) Seller has made available to Parent or its counsel through EDGAR a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Seller since January 1, 1997, and, prior to the Closing, Seller will have made available to Parent or its counsel through EDGAR true and complete copies of any additional documents filed with the SEC by Seller prior to the Closing (collectively, the "Seller SEC Documents"). In addition, Seller has made available to Parent all exhibits to the Seller SEC Documents filed prior to the date hereof which are
(i) requested by Parent and (ii) are not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to Parent all Requested Confidential Exhibits to any additional Seller SEC Documents filed prior to the Closing. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Seller nor any of its subsidiaries is in default thereunder. As of their respective filing dates, none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Seller SEC Document prior to the date hereof. The financial statements of Seller, including the notes thereto, included in the Seller SEC Documents (the "Seller Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Seller Financial Statements fairly present the consolidated financial condition and operating results of Seller and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Seller accounting policies except as described in the notes to the Seller Financial Statements.

      4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, Seller has conducted the Business in the ordinary and usual course consistent with past practices and, without limiting the generality of the foregoing, has not:

            (a) suffered any Material Adverse Change in the results of operation, financial condition, Assets, Intellectual Property, business, operation or prospects relating to the Business;

            (b) suffered any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Change in the Assets, the Intellectual Property or the Business;

            (c) effected any acquisition, sale or transfer of any material asset of Seller or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

            (d) effected any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller or any revaluation by Seller of any of its or any of its subsidiaries' assets;

            (e) declared, set aside, or paid a dividend or other distribution with respect to the shares of Seller, or directly or indirectly redeemed, purchased or otherwise acquired any of its shares of capital stock;

            (f) entered into any Contract, other than in the ordinary course of business, or amended or terminated, or defaulted under, any material Contract to which Seller is a party or by which it is bound;

            (g) granted any increase in the compensation payable or to become payable by Seller to any Seller employees employed in the Business, except those occurring in the ordinary course of business, consistent with Seller's past practices;

            (h) granted any exclusive license with respect to the Intellectual Property;

            (i) incurred any liabilities relating to the Business except in the ordinary course of business and consistent with past practice;

            (j) permitted or allowed any of the Assets to be subjected to any Encumbrance of any kind (other than a Permitted Encumbrance) other than in the ordinary course of business consistent with past practices;

            (k) waived any rights under or terminated any Contract relating to the Business;

            (l) with respect to the Business or the Assumed Contracts, incurred any contingent liability as guarantor or otherwise with respect to the obligations of others, other than in the ordinary course, consistent with past practices; or

            (m) agreed to take any action described in this Section 4.11 or outside of its ordinary course of business or which would constitute a breach of any of the representations or warranties of Seller contained in this Agreement.

      4.12 INTELLECTUAL PROPERTY.

            (a) For purposes of this Agreement, "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                  (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");

                  (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

                  (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

            (b) Seller and its subsidiaries own and have good and marketable title to, or possess legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the Business as currently conducted or as proposed to be conducted by Seller and its subsidiaries. The Intellectual Property owned by and licensed to Seller collectively constitute all of the Intellectual Property necessary to enable Seller to conduct the Business as the Business is currently being conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor of Seller has any right, claim or interest in or with respect to any Intellectual Property used in the Business. There is no unauthorized use, disclosure or misappropriation of any Intellectual Property used in the Business by any employee or, to Seller's knowledge, former employee of Seller or any of its subsidiaries or, to Seller's knowledge, by any other third party. There are no royalties, fees or other payments payable by Seller to any Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Intellectual Property used in the Business.

            (c) With respect to each item of Intellectual Property used in the Business (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Seller's operations) ("Seller Intellectual Property") SCHEDULE 4.12 lists all Patents and Patent Applications and all registered Trademarks, and trademark applications and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

            (d) SCHEDULE 4.12 contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Seller or its Subsidiaries are a party and pursuant to which Seller or its Subsidiaries are authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property").

            (e) There is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of Seller or any of its subsidiaries. Neither Seller nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. There are no royalties, fees or other payments payable by Seller to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

            (f) Seller is not in breach of any license, sublicense or other agreement relating to the Seller Intellectual Property or Third Party Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Acquisition will contravene, conflict with or result in an infringement on the Parent's right to own or use any Seller Intellectual Property, including any Third Party Intellectual Property.

            (g) All Patents, registered Trademarks, registered service marks and registered Copyrights held by Seller are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Seller is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or threatened to the knowledge of Seller, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Seller Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party. Seller has not brought a proceeding alleging infringement of Seller Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers of Seller have executed and delivered to Seller an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons, the form of which has been supplied to Parent. All current and former consultants and independent contractors to Seller involved in the development, modification, marketing and servicing of Seller Intellectual Property have executed and delivered to Seller an agreement in the form provided to Parent or its counsel (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons. It has at all times been Seller's practice and procedure to require all employees of Seller to execute and deliver to Seller an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such employees, the form of which has been provided to Parent; and substantially all of Seller's current and former employees, including all current and former software engineers, each of which have had access to the Seller's computer software, have executed such agreements, although some current or former employees other than those related to software may not have done so. To Seller's knowledge, no current or former officer, employee or independent contractor of Seller is in violation of any term of any agreement regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons or any employment contract or any other contract or agreement relating to the relationship of any such officer, employee or independent contractor with Seller. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Intellectual Property.

            (i) Seller has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Seller Intellectual Property (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Seller by or to a third party has been pursuant to the terms of a written agreement between Seller and such third party. All use, disclosure or appropriation of Confidential Information not owned by Seller has been pursuant to the terms of a written agreement between Seller and the owner of such Confidential Information, or is otherwise lawful.

            (j) No product liability claims have been communicated in writing to or, to Seller's knowledge, threatened against Seller.

            (k) A complete list of Seller's proprietary software ("Seller Software"), together with a brief description of each, is set forth in SCHEDULE
4.12. Seller Software conforms in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Seller.

            (l) Seller is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Seller, or which may affect the validity, use or enforceability of such Seller Intellectual Property. Seller is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Seller of the Seller Intellectual Property.

            (m) Seller is not aware that any of Seller's Information Technology (as defined below) is not Year 2000 Compliant or will cause an interruption in the ongoing operations of Seller's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all material software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Seller in the conduct of the Business. Seller has implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believe that such risk will be remedied on a timely basis and will not have a Material Adverse Effect and Seller believes, after due inquiry, that each suppler, vendor, customer or financial service organization used or serviced by Seller has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such suppler, vendor, customer or financial service organization would not have a Material Adverse Effect.

      4.13 FACILITIES. SCHEDULE 4.13 provides an accurate and complete list of the current Facilities. Seller has provided Purchaser true and complete copies of (i) the leases for any rented Facilities, and (ii) any acquisition agreements, loan documents, and title reports applicable to any currently owned Facilities or applicable to any Facilities which Seller has contracted to acquire in connection with the Business. Seller enjoys peaceful and undisturbed possession of all current Facilities. Except as set forth on SCHEDULE 4.13, there exists no event of default by Seller (nor any event which with notice or lapse of time would constitute an event of default by Seller) with respect to any agreement or instrument with regard to any current Facility, and to Seller's Knowledge there exists no event of default by any of the other parties thereto (nor any event which with notice or lapse of time would constitute an event of default by any of the other parties thereto) with respect to any such agreement or instrument, except where such default would not have a Material Adverse Effect on the Business. Except as set forth on SCHEDULE 4.13, all such agreements and instruments are in full force and effect.

      4.14 CONTRACTS AND ARRANGEMENTS.

            (a) SCHEDULE 4.14 hereto contains a true and accurate list of all Contracts, pursuant to which Seller enjoys any right or benefit or undertakes any obligation related to the Business, the Intellectual Property, the Assumed Liabilities or the Assets. Except for the Contracts, Seller is not a party to or otherwise bound by the terms of any contract, agreement or obligation, written or oral, affecting the Business, the Assets, Intellectual Property, or the Assumed Liabilities. Each of the Assumed Contracts is (assuming due authorization and execution by the other party or parties hereto) valid, binding and in full force and effect and enforceable by Seller in accordance with its terms, except as enforcement may be limited by general equitable principles and the exercise of judicial discretion in accordance with such principles. Neither Seller, nor, to Seller's Knowledge, any other party, is in default under any Assumed Contract, and there are no existing disputes or claims of default relating thereto, or any facts or conditions Known to Seller which, if continued, will result in a default or claim of default thereunder, which default could reasonably be expected to have a Material Adverse Effect on the Business, the Assets, the Assumed Contracts or the Assumed Liabilities. No

Assumed Contract contains any liquidated damages, penalty or similar provision. There is no Assumed Contract which Seller can reasonably foresee will result in any material loss upon the performance thereof by Purchaser from and after the Closing Date. To Seller's Knowledge, no party to any Contract has notified Seller that it intends to cancel, withdraw, modify or amend such Contract. Except as set forth on SCHEDULE 4.14 attached hereto, no consents are necessary for the effective assignment to and assumption by Parent or Purchaser of any of the Assumed Contracts.

            (b) To Seller's Knowledge, there are no unresolved claims between Seller and any of the principal licensors, vendors, suppliers, distributors, representatives or customers of the Business, and no event which could reasonably be expected to result in (i) a material breach of an Assumed Contract, (ii) a request for a material accommodation or concession in connection with the sale of services, distributors, representatives or customers or (iii) a significant impairment of the relationships of any Business with its principal licensors, vendors, suppliers, distributors, representatives, or customers, and none of such persons has advised Seller of its intention to cease doing business with Seller or with Parent or the Purchaser following the Closing Date, whether as a result of the transactions contemplated hereunder or otherwise.

            (c) Each accepted and unfilled order entered into by Seller for the provisions of services by Seller, and each agreement, contract or commitment for the purchase of supplies, included in the Contracts was made in the ordinary course of the Business.

      4.15 INSURANCE. Seller maintains insurance policies relating to the Business providing coverage described on SCHEDULE 4.15. All of such policies are in full force and effect, and Seller is not in default with respect to any material provision of any of such policies. Seller has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

      4.16 BROKERS. There is no broker, finder, investment banker or other person, other than Oak Tree Resources, Inc., whose fees are to be paid by Seller, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Seller.

      4.17 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Business Financial Statements, the accounts receivable shown on the Business Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than Affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims. The accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Business Financial Statements.

      4.18 WARRANTIES AND SERVICE PAYMENT OBLIGATIONS. SCHEDULE 4.18 sets forth
(a) copies of all forms of warranties or warranty agreements or obligations now in effect with respect to any of the services provided, or to be provided, by Seller in connection therewith, (b) a complete and accurate list of all agreements pursuant to which Seller is obligated to provide service or support services, (c) a complete and accurate list of all other agreements of Seller which are either included in the Assumed Contracts or relate to any services, and pursuant to which Seller is obligated to make any other accommodation for such purchaser or distributor, including, without limitation, any warranties and
(d) an analysis of the warranty reserve included in the Business Financial Statements for the year ended December 31, 1999. All services have been, or are being, made pursuant to the form of warranty set forth in SCHEDULE 4.18, or the terms of a Contract set forth in SCHEDULE 4.18 and no other warranty, express or implied, has been made or extended by Seller with respect to the services provided by Seller in relation thereto.

      4.19 BUSINESS RECORDS. The Business Records to be delivered to Purchaser are complete, true and accurate in all material respects and accurately reflect all actions and transactions referred to in such Business Records.

      4.20 NO SUSPENSION OR DEBARMENT. Neither Seller nor any of its Affiliates are presently debared, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency; have,within the three year preceding the Closing, been convicted of or had a civil judgment rendered against any of them for commission of a fraud or criminal offense in connection with obtaining, attempting to obtain or performing a public (Federal, state or local) contract or subcontract, violation of Federal or state antitrust statutes relating to the submission of offers or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements or receiving stolen property; are presently indicted for or otherwise criminally or civilly charged by a Governmental Entity with, commission of any of the above offenses; and, within the three years preceding the Closing, have had one or more contracts terminated for default by any Federal agency.

      4.21 ENVIRONMENTAL MATTERS. Seller has obtained all Permits required under Environmental Laws to conduct the Business (collectively, "Licenses"), and all such Licenses are current, valid and in good standing, and copies of all such Licenses have been provided to Purchaser. The Business is conducted and at all times has been conducted in compliance with Environmental Laws and Licenses, including without limitation, as may be applicable to the ownership, use, occupation, control, possession and rental of all prior and current Facilities. No civil, criminal or administrative actions, proceedings, directives, inquiries, or investigations are pending, or to the Knowledge of Seller threatened, pertaining to Seller or the Business and brought by any Governmental Entity or Person, regarding any alleged non-compliance by the Business or any Facility with Environmental Laws, or regarding any alleged Release of Hazardous Materials. No Governmental Entity or Person has, currently or in the past, alleged or, to the Knowledge of Seller threatened to allege, against Seller, an affiliate of Seller, or the Business, in connection with the Business or any Facility, that Hazardous Materials have been Handled improperly or in violation of Environmental Laws or in such a manner as to harm or threaten to harm human health, ecology, or the environment. Seller has not received any notice with respect to any Facility, and is not aware of the issuance, at any time, to any Person of any notice with respect to any Facility, alleging that (i) a Release of Hazardous Materials occurred, or is suspected of having occurred, at any time at a Facility, or (ii) a Facility has been listed or is proposed to be listed on any list, registry or inventory maintained by any Governmental Entity of sites where a Release of Hazardous Materials has occurred or is suspected of having occurred. No Release of Hazardous Materials has occurred at any time in connection with the Business or during any period that Seller owned, used, occupied, controlled, or rented any current or prior

Facility. There are no conditions existing at any Facility in connection with the Business which require any remedial action, removal action, corrective action, closure action, or other environmental response action under Environmental Laws or Licenses. There are not present at any current Facility, nor to Seller's Knowledge were there present at any prior Facility, nor are there any plans to install at any current Facility, any aboveground or underground storage tanks, vaults, containments, impoundments or other aboveground or underground structures or equipment, that are used, will be used, or were used, or that are or were intended to be used, for Handling Hazardous Materials. No equipment or improvements used in the Business presently require, or to the Knowledge of Seller may require, any expenditure of funds or any removal, closure, updating, modification or replacement to comply with Environmental Laws and Licenses. To the Knowledge of Seller, no Release of Hazardous Materials has migrated to or from, or threatens to migrate to or from, the soil, surface water, or groundwater of any current Facility. With respect to the Business and to the Knowledge of Seller, there are no conditions existing at any site to which Seller has sent Hazardous Materials at any time for transportation, transfer, recycling, treatment, storage, or disposal, which require any investigation, remedial action, removal action, corrective action, or other environmental response action pursuant to Environmental Laws. No employee of Seller and no other Person currently asserts, has asserted or, to the Knowledge of Seller threatened or has threatened to assert, a demand or claim pertaining to Seller, an affiliate of Seller, or the Business, based upon or relating to alleged damage to health caused by any Hazardous Material allegedly used in connection with the Business or which was allegedly present at any Facility.

      4.22 TAXES. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (a) Seller has prepared and timely filed all returns, estimates, information statements and reports (and extensions of time for filing any of the foregoing) required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Seller or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

            (b) Seller, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 4.22(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (c) There is no Tax deficiency outstanding or assessed or, to Seller's knowledge, proposed against Seller that is not reflected as a liability on the Seller Balance Sheet nor has Seller executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) Seller is not a party to any tax-sharing agreement or similar arrangement with any other party, and Seller has not assumed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

            (e) Seller's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Seller has not been notified of any request for such an audit or other examination.

            (f) Seller has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

            (g) Seller has made available to Parent copies of all Returns filed for all periods since December 31, 1996.

      4.23  EMPLOYEE BENEFIT PLANS.

            (a) SCHEDULE 4.23 contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored, maintained, contributed to, or required to be contributed to by Seller, any subsidiary of Seller and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Seller within the meaning of Section 414(b), (c),(m) or (o) of the Code (an "ERISA Affiliate"), for the benefit of any person who performs or who has performed services for Seller or with respect to which Seller, any subsidiary, or ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "Seller Employee Plans"). SCHEDULE 4.23 separately lists each Seller Employee Plan that has been adopted or maintained by Seller, whether formally or informally, for the benefit of employees outside the United States ("Seller International Employee Plans").

            (b) DOCUMENTS Seller has furnished to Parent true and complete copies of documents embodying each of the Seller Employee Plans and related plan documents, including (without limitation) trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses, and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Seller Employee Plan which is subject to ERISA reporting requirements, Seller has provided copies of the Form 5500 reports filed for the last five plan years. Seller has furnished Parent with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Seller Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Seller Employee Plan subject to Code
Section 401(a).

            (c) COMPLIANCE (i) Each Seller Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Seller and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seller Employee Plans; (ii) any Seller Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Seller Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Seller Employee Plan; (v) none of Seller, any subsidiary or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Seller Employee Plan; (vi) all contributions required to be made by Seller, any subsidiary or ERISA Affiliate to any Seller Employee Plan have been paid or accrued; (vii) with respect to each Seller Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Seller Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Seller Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Seller is threatened, against or with respect to any such Seller Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by Seller, any subsidiary or ERISA Affiliate which would materially increase the expense of maintaining any Seller Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Seller's financial statements.

            (d) NO TITLE IV OR MULTIEMPLOYER PLAN None of Seller, any subsidiary or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Seller, any subsidiary or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, CANCER RIGHTS With respect to each Seller Employee Plan, Seller and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply would not in the aggregate have a Material Adverse Effect. Seller has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

            (f) EFFECT OF ACQUISITION The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Seller, any subsidiary or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Seller Employee Plan), except as expressly provided in this Agreement or
(ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Seller pursuant to any Seller Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Seller Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Parent and/or Purchaser, as the case may be, or Seller (other than ordinary administration expenses typically incurred in a termination event).

            (g) SALE OF SUBSTANTIALLY ALL ASSETS. Seller agrees that the consummation of the transactions contemplated by this Agreement constitute, as provided in Code Section 401(k)(10)(A)(ii), a sale of substantially all the assets (within the meaning of Code Section 409(d)(2)) used by Seller in any trade or business.

      4.24 EMPLOYEE MATTERS. Seller is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to Seller's knowledge, reasonably expected or threatened, between Seller, on the one hand, and any or all of its current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Seller's knowledge, reasonably expected or threatened, against Seller under any workers' compensation or long term disability plan or policy. Seller is not a party to any collective bargaining agreement or other labor union contract, nor does Seller know of any activities or proceedings of any labor union to organize its employees. Seller has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement.

      4.25 INSURANCE. Seller and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Seller and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Seller and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      4.26 COMPLIANCE WITH LAWS. Each of Seller and its subsidiaries has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as do not and could not be reasonably expected to have a Material Adverse Effect on Seller.

      4.27 ACCURACY OF MATERIAL FACTS; COPIES OF MATERIALS. No representation, warranty or covenant of Seller contained in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading in light of the circumstances under which such statements were made. Seller has delivered to Purchaser complete and accurate copies of each contract, agreement, license, lease and similar document (or, if oral, summaries of same) referred to in any schedule hereto or included in the Assets or the Assumed Contracts, or the Assumed Liabilities.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as otherwise set forth in the Purchaser Disclosure Schedule provided to Seller, a copy of which is attached as SCHEDULE V, each of Parent, and Purchaser, jointly and severally, hereby represents and warrants to Seller that:

      5.1 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its businesses as now conducted. Parent is duly qualified or licensed to do business as a foreign corporation in each state of the United States in which it is required to be so qualified or licensed except in such states in which failure to be so qualified or licensed would not have a Material Adverse Effect on Parent. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its businesses as now conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation in each state of the United States in which is required to be so qualified or licensed, except in such states in which failure to be so qualified or licensed would not have a Material Adverse Effect on Purchaser.

      5.2 POWER, AUTHORIZATION AND VALIDITY. Each of Parent and Purchaser has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and the other Ancillary Agreements to which it is or will be a party. The execution and delivery of this Agreement and the other Ancillary Agreements to which any of Parent and Purchaser is or will be a party have been duly and validly approved and authorized by the respective boards of directors of each of Parent and Purchaser. No authorization or approval, corporate, governmental or otherwise, is necessary in order to enable each any of Parent and Purchaser to enter into and to perform the terms of this Agreement or the other Ancillary Agreements on its part to be performed, except for (i) filings under applicable securities laws, and (ii) the termination of any waiting period under any other applicable Law or Decree. This Agreement is and the other Ancillary Agreements, when executed and delivered by Parent and Purchaser shall be, the valid and binding obligations of Parent and Purchaser, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      5.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which any of Parent and Purchaser is or will be a party, nor the consummation of the transactions contemplated herein or therein will conflict with, or result in a material breach or violation of, or constitute a default (with or without notice, lapse of time or both) or give any party any right to terminate, accelerate or cancel any provision of Parent's or Purchaser's respective charter documents as currently in effect, any material instrument, contract or understanding to which any of Parent and Purchaser is a party or by which any of Parent and Purchaser is bound, or by which Parent or Purchaser or any of their respective properties are bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to Parent or Purchaser. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which each of Parent and Purchaser is or will be a party, nor the consummation of the transactions contemplated herein or therein, will have a Material Adverse Effect on the respective operations, assets, or financial condition of Parent and Purchaser.

      5.4 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. Neither Parent nor Purchaser is in violation of (a) any provisions of its respective charter documents as currently in effect or (b) any applicable Law or Decree in any material respect.

      5.5 LITIGATION. There is no suit, action, proceeding, claim or, to Purchaser's Knowledge, investigation, pending or, to Purchaser's Knowledge, threatened against Parent or Purchaser before any Governmental Entity which questions or challenges the validity of this Agreement or any of the Ancillary Agreements to which any of Parent or Purchaser is or will be a party, or any of the transactions contemplated herein or therein.

      5.6 BROKERS. There is no broker, finder, investment banker or other person whose fees are to be paid by Parent or Purchaser, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this

Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Parent or Purchaser.

      5.7 DISCLOSURE. No representation, warranty or covenant of each of Parent and Purchaser contained in this Agreement or in any certificate, schedule or exhibit to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading in light of the circumstances in which such statements were made.

                                   ARTICLE VI

                         PRE-CLOSING COVENANTS OF SELLER

      6.1 ADVICE OF CHANGES. Seller will promptly notify each of Parent and Purchaser in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent and Purchaser contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect and (b) any Material Adverse Change in the Assets, Assumed Liabilities, the Intellectual Property or the financial condition, results of operations, business or prospects of the Business.

      6.2 CONDUCT OF BUSINESS. During the period on and from the date of this Agreement through and including the Closing Date, Seller will conduct the Business in the ordinary course consistent with past practices and will use its reasonable commercial efforts to retain Seller's employees employed in the Business, protect and preserve the Assets and the Intellectual Property, and maintain and preserve intact Seller's relationships with its consultants, independent contractors, licensors, suppliers, vendors, representatives, distributors and other customers and all others with whom it deals, all in accordance with the ordinary course of business. During the period on and from the date of this Agreement through and including the Closing Date, Seller will not without the prior written consent of each of Parent and Purchaser:

            (a) mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or otherwise encumber, any of the Assets;

            (b) sell, dispose of or license any of the Assets to any Person, except Inventory in the ordinary course of business consistent with past practices;

            (c) fail to maintain the Tangible Assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

            (d) fail to pay and discharge any trade payables relating to the Assets or the Business in accordance with Seller's customary business practices as of the date of execution hereof;

            (e) enter into any agreement or arrangement to pay any bonus, increased salary, or special remuneration to any Seller employee employed in the Business (other than amounts not in excess of normal payments made on a regular basis and amounts paid to Seller employees who, at the time of such agreement or arrangement, have not been extended an offer to become employees of Purchaser);

            (f) change accounting methods relating to or affecting the Assets, the Assumed Liabilities or the Business;

            (g) amend, terminate or waive any rights under any Contract, except in the ordinary course of the Business;

            (h) waive or release any right or claim relating to any Assets, except in the ordinary course of business consistent with past practices;

            (i) enter into any agreements or other obligations or commitments (excluding purchases of new materials) relating to the Business, except agreements or purchase orders (A) involving the payment by Seller, as applicable, of less than $50,000 individually, or $100,000 in the aggregate, and
(B) which are on commercially reasonable terms in the ordinary course of business, consistent with past practices of Seller with respect to the Business;

            (j) fail to comply in any material respect with any Law or Decree applicable to the Business;

            (k) take any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverages of Seller relating to or applicable to Seller, the Business or the Assets;

            (l) incur, with respect to the Business or the Assets, any Liabilities other than Liabilities incurred in the ordinary course of business consistent with past practices; or

            (m) agree to do any of the things described in the preceding clauses of this Section 6.2.

      6.3 ACCESS TO INFORMATION. Until the Closing, Seller will allow each of Parent and Purchaser and its agents reasonable access upon reasonable notice and during normal working hours to the Business Records and Facilities relating to the Assets, all aspects of the Business and its financial and legal affairs and the financial condition of the Seller. Until the Closing, Seller shall cause its respective accountants to cooperate with each of Parent and Purchaser and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all Business Financial Statements prepared or audited by such accountants.

      6.4 OBTAINING NECESSARY CONSENTS AND ADDITION OF PURCHASER AS PARTY TO CERTAIN CONTRACTS. Seller shall use its reasonable commercial efforts to obtain any and all consents necessary for the effective assignment to and assumption by Parent or Purchaser of the Assumed Contracts, which consents are set forth on
SCHEDULE 6.4 hereto. All such consents shall be in writing and executed counterparts thereof shall be delivered promptly to Parent and/or Purchaser, as applicable. Seller shall not agree to any modification of any Assumed Contract in the course of obtaining any such consent, where such modification would materially and adversely affect Parent's or Purchaser's ability to conduct the Business as heretofore conducted. To the extent permitted by applicable law, in the event consents to the assignment of such Assumed Contracts are not obtained by Seller as of the Closing, and Parent and Purchaser agree to close the Acquisition, such Assumed Contracts shall be held, as and from the Closing Date, by Seller in trust for Parent or Purchaser as designated by Parent, and the covenants and obligations thereunder shall be performed by Parent or Purchaser in Seller's respective name and all benefits and obligations existing thereunder shall be for Parent's or Purchaser's, as applicable, account PROVIDED that such performance by Parent or Purchaser, as applicable, shall be contingent on the passing of all benefits of such Assumed Contracts to Parent and/or Purchaser. Seller shall take or cause to be taken such actions in its name or otherwise as Parent or Purchaser, as applicable, may reasonably request so as to provide Parent or Purchaser with the benefits of the Assumed Contracts and to effect collection of money or other consideration to become due and payable under the Assumed Contracts, and Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect to all Assumed Contracts. The compliance of Seller with this provision shall not excuse Seller from any breach of the representations, warranties and covenants of Seller resulting from such non-assignment.

      6.5 SATISFACTION OF CONDITIONS PRECEDENT. Seller will use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated herein to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties, which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

      6.6 NO SOLICITATION.

            (a) Seller shall not directly or indirectly, and shall not authorize or permit any Affiliate or any Representative of the Seller directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding Seller to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition; PROVIDED, HOWEVER, that prior to the adoption of this Agreement by the Required Seller Stockholder Vote, this Section 6.6(a) shall not prohibit Seller from furnishing nonpublic information regarding Seller to, or entering into discussions with, any Person in response to a Superior Proposal that is submitted to Seller by such Person (and not withdrawn) if (1) neither Seller nor any Representative of Seller shall have violated any of the restrictions set forth in this Section 6.6, (2) the board of directors of Seller concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of Seller to comply with its fiduciary obligations to Seller's stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Seller gives Parent written notice of the identity of such Person and of Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Seller receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Seller, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Seller to Parent). Without limiting the generality of the foregoing, Seller acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Seller, whether or not such Representative is purporting to act on behalf of Seller, shall be deemed to constitute a breach of this Section 6.6 by Seller.

            (b) Seller shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to Seller (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person prior to Closing. Seller shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

            (c) Seller shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

      6.7 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, Seller shall prepare and cause to be filed with the SEC the Proxy Statement. Seller shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Seller will use all reasonable efforts to cause the Proxy Statement to be mailed to Seller's stockholders as promptly as practicable. Parent shall promptly furnish to Seller all information concerning Parent that may be required or reasonably requested in connection with any action contemplated by this Agreement. If any event relating to Seller occurs, or if Seller becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Seller shall promptly inform Parent thereof and shall file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of Seller.

      6.8 STOCKHOLDERS' MEETING.

            (a) Seller shall take all action necessary under all applicable legal requirements to call, give notice of and hold a meeting of the holders of Seller's common stock to vote on a proposal to approve this Agreement and the Acquisition (the "Seller Stockholders' Meeting"). The Seller Stockholders' Meeting shall be held (on a date selected by Seller in consultation with Parent) as promptly as practicable. Seller shall ensure that all proxies solicited in connection with Seller Stockholders' Meeting are solicited in compliance with all applicable legal requirements.

            (b) Subject to Section 6.8(c): (i) the Proxy Statement shall include a statement to the effect that the Board of Directors of Seller unanimously recommends that

Seller's stockholders vote to approve this Agreement and the Acquisition at the Seller Stockholders' Meeting (the unanimous recommendation of Seller's board of directors that Seller's stockholders vote to adopt this Agreement being referred to as the "Seller Board Recommendation"); and (ii) the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of Seller or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

            (c) Notwithstanding anything to the contrary contained in Section 6.8, at any time prior to the adoption of this Agreement by the Required Seller Stockholder Vote, the Seller Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) a proposal to acquire (by merger or otherwise) all of the outstanding shares of Seller's common stock is made to Seller and is not withdrawn; (ii) Seller provides Parent with at least five business days prior notice of any meeting of Seller's board of directors at which such board of directors will consider and determine whether such offer is a Superior Proposal; (iii) Seller's board of directors determines in good faith that such offer constitutes a Superior Proposal; (iv) Seller's board of directors determines in good faith, after having taken into account the advice of Seller's outside legal counsel, that, in light of such Superior Proposal, the withdrawal or modification of the Seller Board Recommendation is required in order for Seller's board of directors to comply with its fiduciary obligations to Seller's stockholders under applicable law; and (v) neither Seller nor any of its Representatives shall have violated any of the restrictions set forth in
Section 6.6.

            (d) Seller's obligation to call, give notice of and hold the Seller Stockholders' Meeting in accordance with Section 6.8 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the Seller Board Recommendation.

            (e) Notwithstanding anything to the contrary contained in this Agreement, if the Seller Board Recommendation shall be withdrawn or modified in a manner adverse to Parent, then, at the request of Parent:

                  (i) Seller shall call, give notice of and hold the Seller Stockholders' Meeting on a date and at a time and place determined by Parent;

                  (ii) Seller shall set a record date for persons entitled to notice of, and to vote at, the Seller Stockholders' Meeting on a date determined by Parent;

                  (iii) Seller shall cause its transfer agent to make a stockholder list and other stock transfer records relating to Seller available to Parent;

                  (iv) Seller shall waive any standstill or similar provisions applicable to Parent; and

                  (v) Seller shall render such other reasonable assistance to Parent in the solicitation of proxies by Parent in favor of the adoption of this Agreement as Parent shall request.

      6.9 BULK SALES. Purchaser hereby waives compliance with applicable bulk transfer or similar laws, if any, and Seller hereby indemnifies and holds harmless Purchaser from any liabilities and obligations arising from claims made by third parties under applicable bulk transfer or similar laws, if any, applicable to the transactions contemplated in this Agreement herein.

      6.10 COLLECTION OF ACCOUNTS RECEIVABLE. To the extent Seller receives any payment after the Closing from a customer on account of an Acount Receivable, Seller shall hold such payment in trust for the benefit of Purchaser, promptly notify Purchaser and remit such funds to Purchaser.

      6.11 ESTABLISHMENT OF TRUST; SATISFACTION BY SELLER OF LIABILITIES. As of the Closing Date, Seller shall establish a trust (the "Trust") for the benefit of Seller's creditors for the payment of the Excluded Liabilities, and the Cash Payment shall be wired by Parent to the Trust account established by the Trust (the "Trust Account"). From and after the Closing Date, the Trust shall timely pay, and Seller shall timely pay, perform, discharge and/or settle (i) all Excluded Liabilities and any other Liability of Seller which is not an Assumed Liability, in all material respects unless contested by Seller in good faith and
(ii) all covenants and obligations of this Agreement imposed on Seller. From and after the Closing Date, the Trust shall timely pay any invoice or account payable in accordance with its terms and, in the event that the Trust fails to so timely pay any of such invoices or accounts payable in accordance with its terms, and, in the reasonable judgment of Parent, such failure could aversely affect Parent's or Purchaser's relationship with any of Parent's vendors, then Parent shall have the right, but not the obligation, to pay such invoices or accounts payable on behalf of Seller and to obtain reimbursement out of the Escrow Fund pursuant to Section 12.5 and such reimbursement shall not be subject to the limitations set forth in Section 12.2(b). In connection with any settlement or other discharge of any obligation of Seller which is not accompanied by payment and/or performance in full of such obligations, Seller shall obtain a written settlement agreement with respect thereto that, among other things, provides for a full release of all claims against Seller and its successors and assigns.

      6.12 NOTICE TO VENDORS. Purchaser shall, as soon as practicable following the Closing Date, send to each vendor under an Assumed Contract a written notice of the assignment to Purchaser of Seller's obligation under such Assumed Contract, which notice shall request such vendor's agreement to look solely to Purchaser for payment or performance of such Assumed Contract and to release Seller from all obligations thereunder.

      6.13 DISTRIBUTION FROM SELLER'S 401(K) PLAN. To the extent that Parent and or Purchaser hire individuals who were employed by Seller as of the Closing Date ("Former Seller Employees"), Seller hereby agrees that it shall cause the accounts, if any, of such Former Seller Employees in Seller's 401(k) Plan to be distributed as provided by Code Section 401(k)(10)(A)(ii).

                                  ARTICLE VII

                  PRE-CLOSING COVENANTS OF PARENT AND PURCHASER

      7.1 ADVICE OF CHANGES. Each of Parent and Purchaser will promptly notify Seller in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent or Purchaser, as applicable, contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect.

      7.2 SATISFACTION OF CONDITIONS PRECEDENT. Subject to Subsection 7.2, each of Parent and Purchaser will use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated herein to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

                                  ARTICLE VIII

                                MUTUAL COVENANTS

      8.1 CONFIDENTIALITY AND PUBLICITY. The parties acknowledge that the Confidentiality Agreement is binding upon the parties hereto and in full force and effect, except to the extent that the provisions hereof supersede provisions to similar effect contained in the Confidentiality Agreement. The terms of the Confidentiality Agreement (exclusive of such superseded provisions) are incorporated in this Agreement by this reference.

      8.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of Seller and Purchaser shall use its respective reasonable commercial efforts to (a) make all necessary filings with respect to the Acquisition and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (b) make premerger notification or other appropriate filings with federal, state, provincial or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Acquisition and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable.

      8.3 GOVERNMENTAL FILINGS. As promptly as practicable after the execution of this Agreement, each of Seller and Purchaser shall make any and all required governmental filings required with respect to the transactions contemplated in this Agreement and the Ancillary

Agreements, and shall use its respective best efforts to respond promptly to all inquiries or requests for additional information or documentation from any Governmental Entity.

      8.4 FURTHER ASSURANCES. Prior to and following the Closing, each party to this Agreement agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and the Ancillary Agreements and contemplated herein and therein and to carry into effect the intent and purposes of this Agreement. Prior to and after the Closing Date, Seller shall reasonably cooperate with Parent and/or Purchaser, as applicable, in attempting to obtain the agreement of parties to the Contracts necessary for Parent's or Purchaser's enjoyment of the Assets or the Intellectual Property or Parent's or Purchaser's conduct of the Business following the Closing Date to extend the benefits and obligations of such Contracts to Parent and/or Purchaser.

      8.5 COMMUNICATIONS PLAN. Purchaser and Seller shall use their respective reasonable commercial efforts to carry out the communications plan as agreed to among the parties as of the date of this Agreement with respect to communications to their respective customers, suppliers, employees, investors and strategic partners concerning the transactions contemplated hereby.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

      9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to this Agreement to effect the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) NO ORDERS. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the Acquisition or the consummation of any other transaction contemplated herein.

            (b) PERMITS, AUTHORIZATIONS AND APPROVALS. All permits, authorizations, approvals and orders required to be obtained under all applicable Laws or Decrees in connection with the transactions contemplated herein, including but not limited to any applicable consent or termination of any applicable waiting period under any Law shall have been obtained and shall be in full force and effect at the Closing Date.

            (c) NO LITIGATION. There shall be no litigation pending or threatened by any Governmental Entity in which (i) an injunction is or may be sought against the transactions contemplated herein or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the board of directors of either Parent or Seller (relying on the advice of their respective legal counsel), such Governmental Entity has the probability of prevailing and such relief would have a Material Adverse Effect upon such party.

            (d) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall be approved by the shareholders of Seller by the requisite vote under applicable law and the Seller's Certificate of Incorporation.

       9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to effect the transactions to be performed by it at the Closing are, at the option of Seller, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Purchaser set forth in ARTICLE V hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and each of Parent and Purchaser shall have delivered to Seller a certificate (the "Purchaser Compliance Certificate") to such effect dated as of the Closing Date and signed by the President of Parent and Purchaser, respectively.

            (b) PERFORMANCE. All of the terms, covenants and conditions of this Agreement to be complied with and performed by each of Parent and Purchaser, as applicable, at or prior to the Closing shall have been duly complied with and performed in all material respects, and Purchaser shall have delivered to Seller the Purchaser Compliance Certificate to such effect.

            (c) PURCHASE PRICE CONSIDERATION. Purchaser shall have delivered the Initial Purchase Price to Seller in accordance with Section 2.6(a) hereof.

            (d) ANCILLARY AGREEMENTS. Each of Parent and Purchaser shall have executed and delivered to Seller each of the Ancillary Agreements, including the Escrow Agreement in the form attached hereto as EXHIBIT "A".

            (e) PURCHASER'S CLOSING DELIVERABLES. At the Closing, Purchaser will deliver to Seller the following items:

                  (i) the Purchase Price;

                  (ii) the Purchaser Compliance Certificate in accordance with
Section 9.2(a) and (b) hereof;

                  (iii) copies of each of the Ancillary Agreements executed by Parent or Purchaser, as applicable;

                  (iv) a certificate, signed by the Secretary of Parent and Purchaser, as applicable, respectively, certifying as to and accuracy of, and attaching copies of, Parent's and Purchaser's respective charter documents and all board of directors resolutions adopted in connection with the Acquisition, of Parent and Purchaser, as applicable, respectively; and

                  (v) all other documents required to be delivered to Seller under this Agreement.

      9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER. The obligations of Parent and Purchaser to effect the transactions to be performed by it at the Closing are, at the option of

Parent and Purchaser, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of Seller set forth in ARTICLE IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and Seller shall have delivered to each of Parent and Purchaser a certificate (the "Seller Compliance Certificate") to such effect dated as of the Closing Date and signed by the President of Seller.

            (b) PERFORMANCE. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing shall have been duly complied with and performed in all material respects, and Seller shall have delivered to each of Parent and Purchaser the Seller Compliance Certificate to such effect.

            (c) REQUIRED CONSENTS. Any and all required consents from third parties to the Assumed Contracts and other instruments required to allow the consummation of the Acquisition and the other transactions contemplated herein shall have been obtained, and evidence thereof satisfactory to Parent and Purchaser shall have been delivered to Parent and Purchaser.

            (d) BANK CONSENTS AND RELEASES. Silicon Valley Bank shall have consented to the transactions contemplated hereby and to the assignment and assumption of the Silicon Valley Bank Loan Agreement, all at no additional cost to Parent and Purchaser; or, at the option of Parent and Purchaser, Silicon Valley Bank shall allow the repayment of such financing at the Closing without penalty or premium.

            (e) MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change relating the Assumed Liabilities, to the Assets or the Business.

            (f) ANCILLARY AGREEMENTS. Seller shall have executed and delivered to each of Parent and Purchaser, as applicable, each of the Ancillary Agreements to which it is a party, including the Escrow Agreement in the form attached hereto as EXHIBIT "A".

            (g) ASSIGNMENTS OF GOVERNMENT CONTRACTS; AND SECURITY CLEARANCE TRANSFER. Seller shall have obtained an effective novation of all the Governmental Contracts, set forth on SCHEDULE 1.8 hereof, all in form and substance reasonably satisfactory to counsel to Purchaser, and Parent shall have received a facilities securities clearance from all appropriate agencies of the Federal government.

            (h) TRANSFER DOCUMENTS. All documentation pursuant to which the transactions contemplated herein are to be accomplished, including bills of sale, assignments and other documents or instruments of transfer, shall have been presented to each of Parent and Purchaser and their counsel for review and shall have been consistent with this Agreement and reasonably satisfactory in form and substance to Parent and Purchaser and their counsel prior to the consummation of such transactions. All of the Assets, including the Assumed Contracts, shall have been transferred or assigned from Seller to Parent and Purchaser free and clear of all

Encumbrances (except Permitted Encumbrances), and Parent and Purchaser and their counsel shall have received evidences of such transfers reasonably satisfactory to them.

            (i) AUDITED FINANCIAL STATEMENTS. Seller shall have delivered to each of Parent and Purchaser audited balance sheets pertaining to the Seller as of December 31, 1998 and December 31, 1999 and audited statements of operations and cash flow pertaining to the Seller for the years then ended, all prepared in accordance with GAAP.

            (j) PRECLOSING PRO FORMA BALANCE SHEET. Seller shall have delivered to Parent and Purchaser at least five (5) days before the Closing a pro forma balance sheet of Seller as of the most recent calendar month end prior to the date of delivery of such statement together with a good faith reasonable projection of changes to such balance sheet through the Closing (after giving effect to the Transaction), the form and content of which shall be acceptable to Parent and Purchaser, such judgment to be exercised in good faith.

            (k) OPINION OF COUNSEL. Seller's counsel shall have delivered an opinion of counsel to Parent and Purchaser as to the matters set forth in EXHIBIT "B" in form and substance satisfactory to Parent and its counsel.

            (l) EMPLOYEES. As of the Closing Date, all of the Key Employees and at least eighty percent (80%) of the Seller employees employed by the Business who are not Key Employees shall be Seller employees and shall have accepted written offers of employment extended by Purchaser at substantially equal pay rates and pursuant to Parent's usual benefit package.

            (m) SELLER'S CLOSING DELIVERABLES. At the Closing, Seller will deliver to Purchaser the following items:

                  (i) a bill of sale, intellectual property assignments, assignments and assumptions of contracts and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to counsel to Parent and Purchaser as shall be legally sufficient to vest in Parent and Purchaser, as applicable, good and marketable title to the Assets (including the Assumed Contracts);

                  (ii) all Business Records;

                  (iii) the Seller Compliance Certificate in accordance with
Section 9.3(a) and (b) hereof;

                  (iv) all required consents from third parties to the Contracts in accordance with Section 9.3(c) hereof;

                  (v) the executed opinion of counsel to Seller in accordance with Section 9.3(k) hereof;

                  (vi) intentionally omitted;

                  (vii) executed copies of each of the Ancillary Agreements;

                  (viii) the audited financial statements in accordance with
Section 9.3(i) hereto;

                  (ix) a certificate, signed by the Secretary of Seller, certifying as to the truth and accuracy of, and attaching copies of, Seller's charter documents and board of directors and shareholder resolutions adopted in connection with the Transaction;

                  (x) the assignments of the Assumed Contracts in accordance with Section 9.3(g) hereof;

                  (xi) all other documents required to be delivered to Parent and/or Purchaser, as applicable, under the provisions of this Agreement.

            (n) TRUST. The Trust shall be established and the agreement establishing the Trust shall have been reasonably approved by Parent and Purchaser. Said agreement shall not be materially modified or terminated without the prior written consent of Parent and Purchaser, which consent shall not be unreasonably withheld.

                                   ARTICLE X

                              POST-CLOSING MATTERS

10.1  EMPLOYEES.

            (a) EMPLOYMENT OFFER AND EMPLOYMENT TERMS AND CONDITIONS. An offer of employment shall be made by Parent or Purchaser to Seller employees employed by the Business ("Prospective New Purchaser Employees"). Seller agrees to use its best efforts to retain employees employed by the Business, including Key Employees, and shall notify Purchaser promptly if, notwithstanding the foregoing, any Seller employee employed by the Business submits a resignation to terminate employment or terminates employment prior to the Closing Date.

            (b) SELLER'S OBLIGATIONS AND LIABILITIES.

                  (i) Seller shall be solely responsible for filing all tax returns with respect to its employment of any Seller employee through the Closing Date.

                  (ii) Seller shall be solely liable for and obligated to pay, and shall indemnify and hold Parent and Sub and any Affiliates thereof harmless from, any and all liabilities with respect to Seller's termination of employment of any employee on or before the Closing Date.

                  (iii) Seller shall be responsible for any liability for claims filed with respect to any employee of Seller eligible for coverage, reimbursement and/or benefits under the terms of any of Seller's Employee Plans, provided such liability (A) accrued or became payable during the period of such employee's employment with Seller on or before the Closing Date or (B) arose out of Seller's termination of such employee's employment on or before the Closing Date. Additionally, Seller shall be responsible for any liability for accrued benefits with respect to any Prospective New Purchaser Employee who, as a result of employment with Seller on or before the Closing Date, was a participant in any of Seller's Employee Plan.

            (c) NO RIGHTS CONFERRED UPON EMPLOYEES. The parties hereby acknowledge that, except as otherwise provided in Section 10.1(a) and (b), Purchaser is not under any obligation to employ any current or future employee of Seller or any Affiliate thereof. Further, nothing in this Agreement shall confer any rights or remedies under this Agreement on any employee.

      10.2 FURTHER ASSURANCES OF SELLER. Seller shall, from time to time, at the request of Purchaser, and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Sections 2.1 and 9.3 hereof, and take such other actions, as may be reasonably necessary to assign, transfer, convey and vest in Purchaser, and to put Purchaser in possession of, the Assets, including but not limited to obtaining any and all required consents of third parties which Seller has not obtained as of the Closing Date. Seller shall use its reasonable commercial efforts to obtain for Purchaser any and all consents of third parties, as required under Section 6.4 which Seller has not obtained as of the Closing Date.

      10.3 FURTHER ASSURANCES OF PURCHASER. Purchaser shall, from time to time at the request of Seller, and without further consideration, execute and deliver such instruments of assumption, and take such other action, as may be reasonably necessary to effectively confirm the assumption by Purchaser of the Assumed Liabilities.

      10.4 ACCESS TO BUSINESS RECORDS. From and after the Closing Date, Purchaser shall use ordinary care to maintain the Business Records acquired by it pursuant hereto and, damage by fire or other casualty or accident excepted, shall not for a period of six (6) years after the Closing Date destroy or dispose of any such Business Records unless it shall first have notified Seller of its intention to do so and shall have afforded Seller an opportunity to take possession thereof. Seller shall have the right to retain a copy of the Business Records. Similarly, from and after the Closing Date, Seller shall use ordinary care to maintain Seller's copy of the Business Records and of any records relating to the Business not transferred to Purchaser and, damage by fire or other casualty or accident excepted, shall not for a period of six (6) years after the Closing Date destroy or dispose of any such records unless it shall first have notified Purchaser of its intention to do so and shall have afforded Purchaser an opportunity to take possession thereof. From and after the Closing Date, each party shall afford the other access to all preclosing Business Records and other information acquired or retained by it pursuant hereto, including data processing information, upon reasonable notice during ordinary business hours for all reasonable business purposes, and each party shall permit the other party to make copies of any such records and retain possession of such copies. Each of Purchaser and Seller shall use reasonable care to maintain the confidentiality of the Business Records in the possession of such party pursuant to the terms and subject to the conditions set forth in the Confidentiality Agreement.

      10.5 TAX LIABILITY.

            (a) Except as set forth herein, Seller shall pay all Taxes arising from or relating to the transactions contemplated in this Agreement (the "Transaction Taxes"). If a resale certificate, resale purchase exemption certificate, production machinery and equipment exemption certificate or other certificate or document of exemption is required to reduce or eliminate the Transaction Taxes, Purchaser will promptly furnish such certificate or document to Seller or Purchaser will cooperate with Seller to allow Seller to obtain such reduction or exemption from Transaction Taxes.

            (b) All ad valorem, property (whether real or personal) and similar taxes ("Property Taxes") with respect to the Assets for any tax period in which the Closing Date occurs shall be prorated between the Buyer and the Seller, with the Seller economically responsible for the Property Taxes for the portion of the tax year prior to and including the Closing Date. Seller shall be responsible for the preparation and filing of any tax returns or reports related to the Assets that are required to be filed on or before the Closing Date. Seller shall be responsible for all taxes imposed on or with respect to the Assets that are attributable to any whole or partial taxable period ending on or before the Closing Date. Buyer, with the cooperation of Seller, shall be responsible for the preparation and filing of all other tax returns or reports related to the Assets.

      10.6 GROUP HEALTH PLANS. Seller shall maintain and keep in full force and effect, at Seller's sole cost, for a period of not less than six (6) months after the Closing, all currently maintained Seller Employee Plans which provide health and medical benefits to Seller's current and former employees. In addition, Seller acknowledges that it will be responsible for providing COBRA notices and applicable COBRA coverage for those employees and former employees who are or will be M&A qualified beneficiaries (as that term is defined in proposed treasury regulation section 54.4980B-9 Q&A 4).

      10.7 FINANCIAL STATEMENT. Seller shall use its reasonable commercial efforts to cause its independent accountants ("Seller's Accountants"), at Purchaser's expense, to (i) consent to Purchaser's inclusion of Seller's Accountants' report on Seller's annual financial statements for the periods ending December 31, 1998 and December 31, 1999, and/or (ii) audit and consent to Purchaser's inclusion of Seller's Accountants' report on Seller's interim financial statements for periods after December 31, 1999 and/or the annual financial statements of the Business for the periods ending December 31, 1998 and December 31, 1999 and any interim periods thereafter, all as required by Regulation S-X under the Securities Act of 1933 to be included in Purchaser's reports filed with the SEC.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

      11.1 TERMINATION. This Agreement may be terminated prior to the Closing (whether before or after approval of this Agreement by Seller's stockholders:

            (a) by mutual written consent of Parent and Seller;

            (b) by either Parent or Seller if the Closing shall not have occurred by June 30, 2000 (unless the failure to consummate the Transaction is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing);

            (c) by either Parent or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d) by either Parent or Seller if (i) Seller Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Seller's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting by the Required Seller Stockholder Vote (and shall not have been adopted at any adjournment or postponement thereof); PROVIDED, HOWEVER, that (A) a party shall not be permitted to terminate this Agreement pursuant to this
Section 11.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Closing, and (B) Seller shall not be permitted to terminate this Agreement pursuant to this Section 11.1(d) unless Seller shall have made the payment required to be made to Parent pursuant to Section 11.3(a) and shall have paid to Parent any fee required to be paid to Parent pursuant to Section 11.3(b);

            (e) by Parent (at any time prior to the adoption of this Agreement by the Required Seller Stockholder Vote) if a Seller Triggering Event shall have occurred;

            (f) by Parent if (i) any of Seller's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.3(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or at any subsequent date, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to Seller Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) any of Seller's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 9.3(b) would not be satisfied; PROVIDED, HOWEVER, that if an inaccuracy in Seller's representations and warranties or a breach of a covenant by Seller is curable by Seller and Seller is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 11.1(f) on account of such inaccuracy or breach;

            (g) by Seller if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.2(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or at any subsequent date, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 9.2(b) would not be satisfied; PROVIDED, HOWEVER, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Seller may not terminate this Agreement under this Section 11.1(g) on account of such inaccuracy or breach; or

            (h) by Parent if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Business, the Assets or the Assumed Liabilities, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Business, the Assets or the Assumed Liabilities.

      11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 11.2, Section 11.3 and
ARTICLE XIII shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

      11.3 EXPENSES; TERMINATION FEES.

            (a) Except as set forth in this Section 11.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Transaction is consummated; PROVIDED, HOWEVER, that if this Agreement is terminated by Parent or Seller pursuant to Section 11.1(d) or by Parent pursuant to Section 11.1(f), then Seller shall make a nonrefundable cash payment to Parent (in addition to any fee that may be payable pursuant to Section 11.3(b) or otherwise), at the time specified in the next sentence, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Transaction; and

            (b) If (i) this Agreement is terminated by Parent or Seller pursuant to Section 11.1(d) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, or (ii) this Agreement is terminated by Parent pursuant to Section 11.1(e), then, in either such case, Seller shall pay to Parent, in cash at the time specified in the next sentence (in addition to any payment required to be made pursuant to Section 11.3(a)), a nonrefundable fee in the amount of $250,000. In the case of termination of this Agreement by Seller pursuant to
Section 11.1(d), the fee referred to in the preceding sentence shall be paid by Seller prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 11.1(d) or Section 11.1(e), the fee referred to in the preceding sentence shall be paid by Seller within two business days after such termination.

                                  ARTICLE XII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties made by Seller or Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the waiver or satisfaction of any condition to closing and shall survive the Closing and continue in full force and until the first anniversary of the Closing Date (the "Expiration Date").

            (b) The obligations of Seller to indemnify members of the Purchaser Group (as defined below) for any Indemnifiable Losses is subject to the condition that Seller shall have received an Indemnification Claim for all Indemnifiable Losses for which indemnity is sought on or before the Expiration Date.

      12.2  INDEMNIFICATION BY SELLER.

            (a) Subject to the terms and conditions of this ARTICLE XII, Seller agrees to indemnify, defend and hold harmless Parent, its shareholders, officers, directors, employees, attorneys, all subsidiaries and affiliates of Parent, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Purchaser Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Parent and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Indemnifiable Losses"):

                  (i) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Seller contained in or made pursuant to this Agreement or any certificate, schedule or exhibit delivered by Seller in connection with this Agreement;

                  (ii) the breach or nonperformance of any covenant or agreement of Seller contained in or made pursuant to this Agreement or any of the Ancillary Agreements;

                  (iii) any Losses arising out of any oral contract to which Seller is a party and which is not disclosed to Purchaser in writing on or prior to the date of this Agreement.

                  (iv) any Excluded Liability; or

                  (v) any breach by Seller of this ARTICLE XII.

            (b) Subject to Section 12.2(c), Seller shall not be required to indemnify Parent and/or any other member of the Purchaser Group for any Indemnifiable Losses under Section 12.2(a) until the aggregate amount of all Indemnifiable Losses under all individual Indemnification Claims shall exceed $50,000 (the "Seller's Indemnification Floor"); PROVIDED, HOWEVER, that if the aggregate amount of Indemnifiable Losses in respect of such Indemnification Claims shall exceed the Seller's Indemnification Floor, Seller shall indemnify Purchaser for all Indemnifiable Losses in respect of such Indemnification Claims, subject to the further limitations set forth in this ARTICLE XII. The aggregate amount for which Seller may be liable under this ARTICLE XII shall not exceed $250,000.

            (c) Purchaser's sole and exclusive remedy against Seller for any Losses shall be indemnification under this ARTICLE XII; PROVIDED, HOWEVER, that
(A) nothing contained in this ARTICLE XII shall limit in any manner any remedy at law or in equity to which Purchaser or any other member of the Purchaser Group shall be entitled against Seller as a result of willful fraud or intentional misrepresentation by Seller, or any of its representatives or agents and (B) the provisions of Sections 12.2(b) above shall not limit, in any manner, Seller's obligation to indemnify members of the Purchaser Group for any breach of any covenant or agreement of Seller to be performed by Seller following the Closing Date, including, without limitation, Seller's obligation to perform and discharge all Excluded Liabilities and Seller's obligations arising out of the Confidentiality Agreement, and the Ancillary Agreements.

      12.3 ESCROW FUND. At the Closing, $250,000 shall be deposited with, Bank of America, NT&SA (or other institution selected by Parent with the reasonable consent of Seller) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as EXHIBIT "A". The Escrow Fund shall be available to compensate Seller pursuant to the indemnification obligations of the shareholders of Seller.

      12.4 ESCROW PERIOD; RELEASE FROM ESCROW.

            (a) The Escrow Period shall terminate six (6) months after the Closing (the "Termination Date"); provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Parent, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 12.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

            (b) Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to Seller the Escrow Fund less the dollar amount equal to (A) any portion of the Escrow Fund delivered to Parent in accordance with Section 12.5 in satisfaction of indemnification claims by Parent and/or Purchaser (collectively, "Indemnitee") and (B) any portion of the Escrow Fund subject to delivery to Indemnitee in accordance with Section 12.4(a) with respect to any pending but unresolved indemnification claims of Indemnitee. Any portion of the Escrow Fund held as a result of clause (B) shall be released to Seller or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved.

            (c) The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Fund contemplated by this Agreement.

      12.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any officer of Parent (an "Officer's Certificate") stating that with respect to the indemnification obligations of the Seller set forth in
Section 12.2, damages exist and specifying in reasonable detail the individual items of such damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this ARTICLE XII, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash held in the Escrow Fund having a value equal to such damages.

      12.6 OBJECTIONS TO CLAIMS.

            (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to Seller and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of the Escrow Fund hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the portion of the Escrow Fund or other property in the Escrow Fund in accordance with Section 12.5 hereof, provided that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and Parent prior to the expiration of such thirty (30) day period.

            (b) In case Seller shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have thirty (30) days to respond in a written statement to the objection of Seller. If after such thirty (30) day period there remains a dispute as to any claims, Seller and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the cash from the Escrow Fund in accordance with the terms thereof.

      12.7 RESOLUTION OF CONFLICTS AND ARBITRATION.

            (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 12.6, either party may, by written notice to the other, demand arbitration of the matter unless the amount of the damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and Seller shall agree on the arbitrator, provided that if Parent and Seller cannot agree on such arbitrator, either Parent or Seller can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in ARTICLE XII hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 12.7(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the party seeking indemnification shall be deemed to be the Non-Prevailing Party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

      12.8 THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in any defense of such claim with the consent of Parent which shall not be unreasonably withheld. Parent shall have the right in its sole discretion to settle any such claim. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under ARTICLE XII or any other provision of this Section
12.6 to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

                                  ARTICLE XIII

                                     GENERAL

      13.1 GOVERNING LAW; JURISDICTION; VENUE. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any action to enforce, or which arises out of or in any way relates to, any of the provisions of this Agreement, or any of the Ancillary Agreements shall be brought and prosecuted exclusively in the United States District Court, Northern District of California (or, in the event such court does not have jurisdiction, the courts of the State of California located in such district), and the parties hereto hereby consent to the jurisdiction of such court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by the law of the State of California and the rules of such courts.

      13.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that Parent may assign its rights under this Agreement (a) to any majority-owned subsidiary of Purchaser, provided that Parent guarantees the obligations of such subsidiary hereunder or (b) to any successor of Parent through any merger or consolidation, or purchase of all or substantially all of Parent's stock or all or substantially all of Parent's assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      13.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

      13.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the certificates referenced herein, the exhibits thereto, and the Confidentiality Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto including, without limitation, that certain letter of intent between the parties dated January 19, 2000.

      13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

      13.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

      13.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      13.8 WAIVER. Each party hereto may, by written notice to the others: (a) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (b) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (c) waive compliance with any of the covenants of the others contained in this Agreement or

(d) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

      13.9 NOTICES. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier, (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at the following addresses:


      Seller:                  Docucon, Incorporated
                               20 Valley Stream Parkway
                               Suite 140
                               Malvern, PA  19355
                               Attention:  President

                               Facsimile:  (610) 240-9608

      with a required copy to: Arter & Hadden LLP
                               700 North St. Mary's Street
                               Suite 800
                               San Antonio, Texas  78205
                               Attention:  Timothy N. Tuggey

                               Facsimile:  (210) 354-4034

      Parent:                  Tab Products Co.
                               1400 Page Mill Road
                               Palo Alto, CA 94303
                               Attention:  Chief Executive Officer

                               Facsimile:  (650) 853-2563

      with a required copy to: Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, California  94301
                               Attention:  Diane Holt Frankle, Esq.

                               Facsimile No.:  (650) 327-3699

      Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

      13.10 CONSTRUCTION AND INTERPRETATION OF AGREEMENT.

            (a) This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against either party by reason of its having drafted such language.

            (b) The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

            (c) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts that is material to the current condition (financial or otherwise), properties, assets, liabilities, business or operations of such entity. Whenever the term "enforceable in accordance with its terms" or like expression is used in this Agreement, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

      13.11 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

      13.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the respective dates set forth next to their signatures below.



                                            DOCUCON, INCORPORATED,
Executed on March 7, 2000                   a Delaware corporation


                                            By: /s/ DOUGLAS P. GIL
                                            Title: President and Chief
                                                   Executive Officer


                                            TAB PRODUCTS,
Executed on March 8, 2000                   a Delaware corporation


                                            By:_________________________________
                                            Title: President and Chief
                                                   Executive Officer


                                            BUNT ACQUISITION CORPORATION,
Executed on March 8, 2000                   a Delaware corporation


                                            By:_________________________________
                                            Title: President and Chief
                                                   Executive Officer

                                 EXHIBITS AND SCHEDULES


   EXHIBIT         DESCRIPTION
   -------         -----------
     A             Escrow Agreement
     B             Opinion of Seller's Counsel

   SCHEDULE        TITLE
   --------        -----
Schedule 1.1       Accounts Payable
Schedule 1.2       Accounts Receivable
Schedule 1.5       Additional Business Liabilities
Schedule 1.8       Assumed Contracts
Schedule 1.39      Inventory
Schedule 1.40      Key Employees
Schedule 1.47      Net Assets
Schedule 1.51      Prepaid Expenses
Schedule 1.62      Tangible Assets
Schedule 2.2(k)    Investments
Schedule 2.2(m)    Telephone and Fax Numbers; Website
Schedule 2.3       Excluded Assets
Schedule 2.5       Excluded Liabilities
Schedule 2.7(a)    Procedures
Schedule IV        Disclosure Schedule Provided to Parent and Purchaser
Schedule 4.9       Permits
Schedule 4.12      Intellectual Property
Schedule 4.13      Facilities
Schedule 4.14      Company-Wide Contracts
Schedule 4.15      Insurance
Schedule 4.18      Warranties and Service Payment Obligations
Schedule 4.23      Employee Benefit Plans
Schedule V         Disclosure Schedule Provided to Seller
Schedule 6.4       Necessary Consents

                       <EXHIBIT A INTENTIONIALLY OMITTED>

                       <EXHIBIT B INTENTIONIALLY OMITTED>

                                 SCHEDULE 1.1

                               ACCOUNTS PAYABLE

o DOCUCON INCORPORATED ACCOUNTS PAYABLE AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                    SCHEDULE 1.1
                                                                          1 of 5
                             DOCUCON, INCORPORATED
                                ACCOUNTS PAYABLE
                            AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                                         NOT
            VENDOR                       ASSUMED       ASSUMED         TOTAL
            ------                     -----------   -----------    -----------
United Parcel Service ...............  $       607   $      --      $       607
1-800-Flowers .......................          204          --              204
A-1 Laminating ......................          118          --              118
Accu-Print ..........................        1,972          --            1,972
Accutronics, Inc. ...................        1,945          --            1,945
AccuData Services, Inc. .............        5,882          --            5,882
Accu-Temp ...........................          242          --              242
ACS Dataline, Inc. ..................        8,738          --            8,738
ACSYS Resources, Inc ................         --          14,088         14,088
ASN Developer Program ...............        1,072          --            1,072
ADP of San Antonio ..................        2,076          --            2,076
ADT Security Systems, Inc. ..........        4,023          --            4,023
Advertisers Disp. & Exh., Inc. ......        7,320          --            7,320
Assoc. for Info. & Image Mgnt .......       13,725          --           13,725
Allen/Patrick .......................          344          --              344
Allied Oregon Inv ...................           25          --               25
Allied Poly. Service, Inc. ..........           65          --               65
First Allmerica Financial ...........       12,869          --           12,869
Altex Electronics, Inc. .............        1,712          --            1,712
Altec Products ......................           60          --               60
American Airlines ...................       25,302          --           25,302
American Light ......................          359          --              359
Apple Pest Control ..................          399          --              399
ARMA International ..................        4,443          --            4,443
Arter & Hadden, LLP .................        2,443          --            2,443
Arthur Anderson LLP .................         --          33,743         33,743
AT&T Business Services ..............           41          --               41
AT&T ................................          177          --              177
Atlantis Laser Center ...............          598          --              598
ATX Communications ..................          185          --              185
AVIS Rent A Car Systems .............        2,763          --            2,763
Dru Baker ...........................        3,444          --            3,444
BancTec .............................       23,127          --           23,127
Barratt/Warren D ....................         --             137            137
Basset Investigations ...............           66          --               66
Bauer/Gary ..........................        2,949          --            2,949
Bell Atlantic .......................        3,646          --            3,646
Bell Atlantic .......................          142          --              142
Bell Atlantic Mobile ................          490          --              490
Best Software .......................         --             533            533
Sylvia S. Romo, CPA (S.A. R.E. tax) .       21,383          --           21,383
BFI .................................        1,026          --            1,026
Boise Cascade .......................        4,687          --            4,687
Border Ornamental Iron & Fence ......          225          --              225
Boston Stock Exchange ...............         --           1,000          1,000
Boulevard Plaza Assoc ...............         --           9,653          9,653
BPA South West ......................        9,019          --            9,019
Brown/Ralph .........................         --           1,279          1,279

                                                                    SCHEDULE 1.1
                                                                          2 OF 5
                             DOCUCON, INCORPORATED
                                ACCOUNTS PAYABLE
                            AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                                         NOT
            VENDOR                       ASSUMED       ASSUMED         TOTAL
            ------                     -----------   -----------    -----------

Burns International Security Services       22,941          --           22,941
Business Coffee .....................        2,951          --            2,951
Cable & Wireless, USA ...............       10,034          --           10,034
Cable & Wireless, Inc ...............          339          --              339
Elledelia Castillo ..................           70          --               70
Cathers & Associates ................         --             755            755
CDW Computer, Inc ...................        1,783          --            1,783
Champion Transportation Svcs ........        2,500          --            2,500
Chas. P. Young ......................       17,812        17,812
Central Moving & Storage ............       18,500          --           18,500
CNA-VFL .............................          161          --              161
Computer Express ....................        8,838          --            8,838
Commercial Lawn Service .............          912          --              912
Concentra Medical Centers ...........          350          --              350
Convention Decorating Service .......          587          --              587
Corporate Travel Planners ...........        9,452          --            9,452
Council for Electronic Govt .........          250          --              250
City Public Service .................       16,172          --           16,172
Crocodile Cafe ......................         --             116            116
Daily Local News ....................         --             196            196
Data Comm Warehouse .................          942          --              942
Dechert, Price & Rohdes .............        2,481          --            2,481
Dell Direct Sales L.P. ..............         --           7,784          7,784
Dell Financial Services .............         --           1,954          1,954
Depository Trust Co. ................         --           2,200          2,200
Design Electric .....................        2,044          --            2,044
Desmond Hotel & Conf. Center ........          410          --              410
DG&A Advertising ....................          904          --              904
Drug Information Assoc ..............           65          --               65
Double Time Express .................           76          --               76
Dover Elevators .....................        2,481          --            2,481
Dun & Bradstreet ....................          625          --              625
Dustless-Air Filter Co. .............          107          --              107
The Employment Choice ...............       10,574          --           10,574
EDC Moving Systems ..................          205          --              205
EEC Systems, Inc ....................        3,738          --            3,738
The Employment Guide ................          240          --              240
J. Epstein & Assoc ..................        4,600          --            4,600
E*Trade Business Solutions ..........         --           3,215          3,215
Exposure San Antonio ................          100          --              100
Extreme Networks ....................          119          --              119
Federal Express Corp. ...............         --           1,039          1,039
Federal Express Corp. ...............        2,989          --            2,989
Felco Office Systems ................        2,149          --            2,149
Filenet .............................        1,500          --            1,500
First Aid/Mr ........................          456          --              456
Frank Martin (FM Systems) ...........        4,703          --            4,703
Federal Schedules, Inc ..............       10,000          --           10,000
FSI, Inc. ...........................        3,072          --            3,072
Leticia Vasquez .....................          528          --              528
Renita Galloway .....................           26          --               26
Global Knowledge ....................        1,495          --            1,495

                                                                    SCHEDULE 1.1
                                                                          3 OF 5
                             DOCUCON, INCORPORATED
                                ACCOUNTS PAYABLE
                            AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                                         NOT
            VENDOR                       ASSUMED       ASSUMED         TOTAL
            ------                     -----------   -----------    -----------
General Neon Sign ...................        4,587          --            4,587
Government Tech Conference ..........        4,363          --            4,363
Grinnel Fire Protection Sys .........          394          --              394
Guaranteed Foliage, Inc. ............         --           1,118          1,118
Harper/James ........................          134          --              134
Harris Trust and Savings Bank .......         --           3,584          3,584
Hay Group, Inc. .....................       23,760          --           23,760
Herman Miller/Spectrum ..............         --           1,617          1,617
Bernard Hodes Advertising Inc. ......         --             892            892
Homewood Suites .....................        6,221          --            6,221
HQ Tyson's Corner ...................       26,225          --           26,225
Perfect Scents, Inc .................          614          --              614
In Phase ............................         --           2,100          2,100
Insco Distributing ..................           80          --               80
Insight .............................        1,783          --            1,783
Jackson Walker LLP ..................          171          --              171
Jason's Deli ........................          213          --              213
The Job Seeker's Magazine ...........          680          --              680
Joe's Lock Service ..................         --             233            233
Kalthoff International ..............        2,500          --            2,500
L.C. Vending ........................        2,385          --            2,385
Leadership Directories, Inc .........          214          --              214
Learnkey, Inc .......................          208          --              208
Liberty Printing & Office Supp ......         --             461            461
Lillie's Plantscapes ................          224          --              224
Macke Water Systems, Inc ............           75          --               75
MacKenzie Partners, Inc. ............         --           6,402          6,402
Maestro Media .......................           56          --               56
Manpower ............................      569,762          --          569,762
MBS & Associates ....................        9,129          --            9,129
MCI Telecommunications ..............       10,535          --           10,535
MCI Worldcom ........................        2,435          --            2,435
MCI Worldcom ........................           16          --               16
MCI Worldcom ........................        5,423          --            5,423
MCI Worldcom ........................        7,943          --            7,943
McLaughlin/Chris ....................          261          --              261
Media Technologies, Inc .............        6,739          --            6,739
Tony Mencio .........................          126          --              126
Microsoft Press .....................          565          --              565
MobileComm ..........................        2,841          --            2,841
Mooney/Michael C ....................          102          --              102
Morgan, Lewis & Bockius LLP .........         --           3,980          3,980
NDIA ................................        2,500          --            2,500
Network Associates ..................        1,421          --            1,421
NTFC Capital Corporation ............        4,977          --            4,977
Northstar Express Freight ...........          929          --              929
NU Net, Inc .........................           60          --               60
Oakwood Corporate Housing ...........        6,864          --            6,864
Oak Tree Resources ..................         --           1,279          1,279
Office Depot ........................       12,906          --           12,906
Pacific Inv. Services ...............           19          --               19
Pack/Brian ..........................          192          --              192

                                                                    SCHEDULE 1.1
                                                                          4 OF 5
                             DOCUCON, INCORPORATED
                                ACCOUNTS PAYABLE
                            AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                                         NOT
            VENDOR                       ASSUMED       ASSUMED         TOTAL
            ------                     -----------   -----------    -----------
Pack Mark Shipping Supplies .........          905          --              905
Pack/Karen ..........................           39          --               39
Padgett, Stratemann & Co. LLP .......        5,400           600          6,000
Pitney Bowes Credit Corp ............         --             176            176
PC Wholesale ........................        2,405          --            2,405
Pension Benefits Inc. ...............         --             484            484
Petty Cash (S.A.) ...................          455          --              455
Photomatrix Corp ....................       18,461          --           18,461
Pioneer Electronics Svc. Inc ........          999          --              999
Pitney Bowes Inc ....................        1,219          --            1,219
Pitney Bowes Inc ....................        1,982          --            1,982
Pompan, Ruffner & Werfel ............        4,395          --            4,395
PR Newswire .........................         --             425            425
PublicData.com.ai Ltd ...............          250          --              250
Qwest ...............................       15,103          --           15,103
QWIZ ................................        2,550          --            2,550
R.C. Lock Co. (San Antonio) .........          426          --              426
Rockford Industries, Inc ............        1,143          --            1,143
Rockford Industries, Inc ............        2,001          --            2,001
Rockford Industries, Inc ............          784          --              784
Rosenberg, Tuggey ...................        6,555          --            6,555
San Antonio Business Journal ........           69          --               69
San Antonio Employment Guide ........          480          --              480
Sagamore Graphics, Inc ..............          108          --              108
San Antonio Express News ............        2,266          --            2,266
Sanitors, Inc .......................        5,523          --            5,523
SANYO-Verbatim CD Co., LLC ..........        3,761          --            3,761
San Antonio Water Systems ...........        3,589          --            3,589
Southwestern Bell Wireless ..........          107          --              107
Business Opportunities ..............           25          --               25
Schwartz Heslin Group, Inc. .........         --           1,223          1,223
Skelton Time & Controls, Inc ........          618          --              618
George F. Skinner ...................        1,229          --            1,229
South Texas Computer Repair .........          280          --              280
Sir Speed Printing ..................         --             188            188
The Spencer Company .................        1,000          --            1,000
William C. Spencer ..................        4,514          --            4,514
San Antonio Spurs ...................          884          --              884
State of Delaware ...................         --           1,840          1,840
State of West Virginia ..............           45          --               45
State of Oklahoma ...................           25          --               25
Staybridge San Antonio ..............          656          --              656
South Texas Computer Repair .........          280          --              280
Stivers Temporary Personnel .........         --           1,687          1,687
Strategic Link ......................        3,500          --            3,500
Studebaker-Worthington Leasing ......        1,424          --            1,424
Sullivan/Carolyn ....................          560          --              560
Southwestern Bell Telephone .........          317          --              317
Southwestern Bell ...................        4,968          --            4,968
Southwestern Bell Telephone .........          318          --              318
Southwestern Bell Telephone .........          256          --              256
Southwestern Bell Wireless ..........          166          --              166

                                                                    SCHEDULE 1.1
                                                                          5 OF 5
                             DOCUCON, INCORPORATED
                                ACCOUNTS PAYABLE
                            AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                                         NOT
            VENDOR                       ASSUMED       ASSUMED         TOTAL
            ------                     -----------   -----------    -----------
Southwestern Bell Yellow Pages ......           26          --               26
Henry Swindell ......................          (75)         --              (75)
Tepco of Central Texas ..............          539          --              539
Texas Wired Music, Inc ..............          496          --              496
Thompson Publishing Group, Inc ......          531          --              531
TMS, Inc ............................          300          --              300
DeLange Fin Services (Tokai) ........        4,278          --            4,278
Totowa Systems International ........        2,795          --            2,795
Tru Brew Coffee Service .............         --             335            335
Tuttle Plumbing, Inc ................          966          --              966
Tycon Towers I Parking ..............        1,232          --            1,232
U Line ..............................          133          --              133
Universal Pensions, Inc. ............        1,218           135          1,354
United Parcel Service ...............          322          --              322
United Parcel Service ...............        4,352          --            4,352
United Parcel Service ...............        4,268          --            4,268
Vanstar .............................        4,633          --            4,633
VNA Hospice of South Texas ..........          120          --              120
Werling Associates, Inc. ............        1,088          --            1,088
Wickenhofer/Leonor ..................           30          --               30
Williams Communications .............         --           6,174          6,174
Williams Communications .............         --           1,042          1,042
Worth Hydrochem of San Antonio ......        1,209          --            1,209
Wissahickon Spring Water ............         --              93             93
Documation, Inc .....................        1,981          --            1,981
Xerox Corporation ...................         --             185            185
Xerox Corporation ...................         --             118            118
Xerox Corporation ...................         --             118            118
                                       -----------   -----------    -----------
TOTALS ..............................  $ 1,175,487   $   131,994    $ 1,307,480
                                       ===========   ===========    ===========

                                  SCHEDULE 1.2

                               ACCOUNTS RECEIVABLE

o DOCUCON INCORPORATED, ACCOUNTS RECEIVABLE AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                    SCHEDULE 1.2
                              DOCUCON, INCORPORATED
                               Accounts Receivable
                             As of December 31, 1999
                  (Subject to final year-end audit adjustments)

Accounts Receivable - Trade       (see attached aging)            $1,001,130
Allowance for doubtful accounts                                      (10,866)
Silicon Valley Bank factored      (see attached statement)          (899,004)
                                                                  ----------

Net Accounts Receivable - Trade                                       91,260
                                                                  ----------

Unbilled Revenues                 (see attached summary)           2,123,014
Allowance for doubtful accounts                                   (1,598,021)
                                                                  ----------
Net Unbilled Revenues                                                524,993
                                                                  ----------

Accounts Receivable - Employee                                         3,876
                                                                  ----------

Total Accounts Receivable - net                                   $  620,129
                                                                  ==========

                                  SCHEDULE 1.5

                         ADDITIONAL BUSINESS LIABILITIES

o DOCUCON INCORPORATED ADDITIONAL LIABILITIES AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                    SCHEDULE 1.5
                             DOCUCON, INCORPORATED
                             ADDITIONAL LIABILITIES
                             AS OF DECEMBER 31, 1999
                 (Subject to final year-end audit adjustments)

                                         INCLUDED      EXCLUDED       TOTAL
                                        ----------    ----------    ----------
ACCRUED LIABILITIES:
Accrued salaries ...................... $  106,609    $  129,675    $  236,284
Accrued temporary labor ...............     18,526          --          18,526
Accrued vacation ......................     89,097        34,072       123,169
Accrued GSA ...........................      1,737          --           1,737
Accrued legal (Vountary Discl) ........    265,324          --         265,324
Accrued rework reserve ................     15,650          --          15,650
Accrued interest ......................     30,849        10,203        41,052
Accrued bonus .........................       --          26,505        26,505
Accrued commissions ...................     89,846          --          89,846
Accrued franchise tax .................      2,500         3,000         5,500
Accrued property tax ..................     10,620          --          10,620
Accrued professional fees .............       --          70,000        70,000
Accrued medical (tail coverage) 114,029      6,002       120,030
Accrued 401(k) ........................     26,539          --          26,539
Employee stock purchase plan ..........     11,319         8,143        19,462
                                        ----------    ----------    ----------
TOTAL ACCRUED LIABILITIES .............    782,645       287,600     1,070,244
                                        ----------    ----------    ----------


ACCRUED OTHER:
Shareholders Mtg ...................... $     --      $   16,545    $   16,545
Board Mtg Fees ........................       --          10,000        10,000
HQ Global Vienna rent .................      9,142          --           9,142
CAN Premium accrual 12/99 .............      2,399          --           2,399
Accrue Park Ten rent ..................     39,614          --          39,614
Hobgoog consulting ....................       --          10,000        10,000
Allmerica health ins 12/99 ............     11,015         1,511        12,526
                                        ----------    ----------    ----------
TOTAL ACCRUED OTHER ...................     62,170        38,056       100,227
                                        ----------    ----------    ----------

Taxes payable .........................      9,605         1,067        10,672
                                        ----------    ----------    ----------

Capital leases ........................    107,849        23,081       130,930
                                        ----------    ----------    ----------

S/T and L/T retirement benefits .......       --         272,195       272,195
                                        ----------    ----------    ----------

Other A/P .............................    117,706        16,172       133,878
                                        ----------    ----------    ----------

Bridge loans, net .....................       --         254,335       254,335
                                        ----------    ----------    ----------

Totals ................................ $1,079,975    $  892,506    $1,972,481
                                        ==========    ==========    ==========

                                  SCHEDULE 1.8

                ASSUMED CONTRACTS INCLUDING GOVERNMENT CONTRACTS

      LIST OF ACTIVE CONTRACTS

o     ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, SILICON VALLEY BANK, DATED JUNE
      18, 1999

o ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT, SILICON VALLEY BANK, DATED JULY 28, 1999

o ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT, SILICON VALLEY BANK, DATED DECEMBER 22, 1999

o ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT, SILICON VALLEY BANK, DATED FEBRUARY 11, 2000

o     EMPLOYMENT AGREEMENTS

      *     MICHAEL C. MOONEY, DATED MAY 5, 1998

o     CONFIDENTIALITY, NONCOMPETITION AND TERMINATION AGREEMENT

      *     BRIAN PACK, DATED OCTOBER 12, 1999

o     MARKETING AGREEMENTS

      *     FILENET AGREEMENT

      *     ESPS AGREEMENT

o     LIST OF SERVICE AND SUPPORT CONTRACTS (ATTACHED)

o     FACILITY LEASES

      *     SAN ANTONIO OPERATIONS CENTER

      *     VIENNA VIRGINIA SALES OFFICE

o     MISCELLANEOUS OPERATING LEASES FOR OFFICE EQUIPMENT USED IN THE BUSINESS

GOVERNMENT CONTRACTS

o     DEPARTMENT OF DEFENSE CONTRACT, DATED DECEMBER 19, 1997

o     GSA SCHEDULE

                                  SCHEDULE 1.39

                                    INVENTORY

                                      NONE.

                                                                   SCHEDULE 1.39
                              DOCUCON, Incorporated
                                    Inventory
                             As of December 31, 1999
                  (Subject of final year-end audit adjustments)

                                  None $0

                                SCHEDULE 1.40

                                KEY EMPLOYEES



o     DOCUCON INCORPORATED KEY EMPLOYEES

o     DOCUCON INCORPORATED CORPORATE ORGANIZATION CHART

o     SAN ANTONIO ORGANIZATION CHART

                                                                   SCHEDULE 1.40
                              DOCUCON, INCORPORATED
                                  Key Employees


      NAME                     POSITION

Brian Pack               General Manager - San Antonio Operations Center

Alice Hopkins-Valdez     Human Resource Manager

John Harts               Operations Controller

Kenneth Weber            Chief Engineer
James Frizell            Senior Software Engineer
David Lopez              Senior Hardware Engineer

Jerry Gallegos           Support Manager
Duane Fousie, Jr.        Support Manager
JoAnn Soto               Support Manager

Dan Young                Director of Sales Support

Michael Mooney           Senior Vice President - Sales

                                SCHEDULE 1.47

                           NET ASSETS (BOOK VALUE)

o DOCUCON INCORPORATED NET ASSETS (BOOK VALUE) AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                   SCHEDULE 1.47
                              DOCUCON, INCORPORATED
                             Net Assets (Book Value)
                             As of December 31, 1999
                 (Subject to final year-end audit adjustments)

Investments                     (see Schedule 2.2(k))          $    64,022
Accounts receivable, net        (see Schedule 1.1)                 620,129
Prepaids                        (see Schedule 1.51)                108,110
Deposits                        (see Schedule 1.51)                 47,225
Property and equipment, net     (see Schedule 1.62)                341,378
                                                               -----------

    Total                                                      $ 1,180,864
                                                               ===========

                                SCHEDULE 1.51

                               PREPAID EXPENSES

o DOCUCON INCORPORATED PREPAID EXPENSES AND DEPOSITS AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                   SCHEDULE 1.51
                              DOCUCON, INCORPORATED
                          Prepaid Expenses and Deposits
                             As of December 31, 1999
                 (Subject to final year-end audit adjustments)

                                              INCLUDED     EXCLUDED       TOTAL
                                              --------     --------     --------
PREPAID INSURANCE .......................     $  5,783     $  1,016     $  6,799
                                              --------     --------     --------

PREPAID OTHER:
ACLP Park Ten ...........................       29,708         --         29,708
Aiim Memebership Dues ...................        1,167         --          1,167
Aiim 2000 tradeshow .....................       11,600         --         11,600
Asst Sec Patents & trademarks ...........          125         --            125
Best software ...........................         --             42           42
Best Software-Support Plus ..............         --            489          489
Depository Trust ........................         --            850          850
E-Trade Business Solutions ..............         --          2,679        2,679
Gov Technology Conference ...............          525         --            525
Gov Technology Conference ...............        1,575         --          1,575
Gov Technology Conference ...............        2,320         --          2,320
Kalthoff-Sring 00 Show ..................        2,500         --          2,500
Lodde typewriter maint ..................           22         --             22
Lodde typewriter maint ..................           20         --             20
Lodde typewriter maint ..................           22         --             22
Pitney Bowes maint copier s/n50265 ......           38         --             38
Platinum/Epicor M/A .....................         --          2,253        2,253
Rock4 Cap Lse payment, advance ..........          341         --            341
BankTec maint agreement .................        2,123         --          2,123
NDIA fed gov show .......................        2,500         --          2,500
Dell Financial ..........................         --            983          983
State Workmen's Ins Fund PA .............         --          1,013        1,013
Williams Commun: serv contract PA .......         --            497          497
MSDN network subscription ...............          329         --            329
Accutrn. Time Am badge reader maint .....          816         --            816
Quiz HR Testing service .................        1,421         --          1,421
Strategic Link computer support .........         --          3,500        3,500
Met Life dental ins .....................        2,388          112        2,500
Prudential: STD/LTD ins binder ..........        1,428           72        1,500
Boon group: group health ins binder .....       24,500        1,500       26,000
Bank Tec CM#90161466 ....................        7,886         --          7,886
EEC .....................................        3,738         --          3,738
Vienna rent .............................        5,236         --          5,236
                                              --------     --------     --------
TOTAL PREPAID OTHER .....................     $102,327     $ 13,991     $116,318
                                              ========     ========     ========

DEPOSITS - SHORT TERM
Allmerica ...............................        7,500         --          7,500
COSC Partners ...........................       22,077         --         22,077
Rouse/Liberty ...........................         --         12,793       12,793
Rouse/Liberty ...........................         --         38,379       38,379
                                              --------     --------     --------
TOTAL DEPOSITS - SHORT TERM .............     $ 29,577     $ 51,172     $ 80,749
                                              ========     ========     ========

DEPOSITS - LONG TERM
Rockford Leasing ........................     $    591     $   --       $    591
Rockford Leasing ........................          543         --            543
Rockford Leasing ........................          331         --            331
HQ Tyson's Corner .......................        3,803         --          3,803
Boulevard Plaza .........................         --          9,653        9,653
Longwater/Heartland .....................        1,298         --          1,298
Studebaker Leasing ......................          475         --            475
HQ Tyson's Corner .......................        3,608         --          3,608
City Public Service .....................        7,000         --          7,000
                                              --------     --------     --------
TOTAL DEPOSITS - LONG TERM ..............     $ 17,648     $  9,653     $ 27,300
                                              ========     ========     ========

                                SCHEDULE 1.62
                               TANGIBLE ASSETS

o DOCUCON INCORPORATED TANGIBLE ASSETS AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

o     SEPARATE LISTING ADMINISTRATIVE EQUIPMENT INVENTORY

                                                                   SCHEDULE 1.62
                              DOCUCON, INCORPORATED
                                 Tangible Assets
                             As of December 31, 1999
                   (subject final year-end audit adjustments)


                                       INCLUDED         EXCLUDED       TOTAL
                                      -----------     -----------   -----------
Leashold improvements .............   $    28,367     $    26,680   $    55,047
Furniture & Fixtures - G&A ........        80,898            --          80,898
Furniture & Fixtures - R&D ........        21,278            --          21,278
Furniture & Fixtures - Production .       109,210            --         109,210
Furniture & Fixtures - Virginia ...         6,076            --           6,076
Furniture & Fixtures - Philadelphia          --            37,445        37,445
Equipment .........................       314,190            --         314,190
Equpment - R&D ....................       491,058            --         491,058
Equipment - Ap Cards ..............       674,206            --         674,206
Equipment - Production ............     2,642,349            --       2,642,349
Equipment - Tech Manuals ..........        61,405            --          61,405
Equipment - ICR ...................       161,258            --         161,258
Equipment - Virginia ..............         7,562            --           7,562
Equipment - Microfilm/fische ......       192,768            --         192,768
Equipment - Amoco .................       142,968            --         142,968
Equipment - Philadelphia ..........          --            73,712        73,712
Software - Engineering ............        81,080            --          81,080
Software - Accounting .............          --            56,090        56,090
Software - Govt Prod ..............       232,387            --         232,387
Software - Marketing ..............         1,357            --           1,357
                                      -----------     -----------   -----------
                                        5,248,417         193,927     5,442,344
Accumulated depreciation ..........    (4,907,039)        (72,961)   (4,980,000)
                                      -----------     -----------   -----------
NET TANGIBLE ASSETS ...............   $   341,378     $   120,966   $   462,344
                                      ===========     ===========   ===========

                               SCHEDULE 2.2(K)

                                 INVESTMENTS

o DOCUCON INCORPORATED INVESTMENTS AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                 SCHEDULE 2.2(K)
                              DOCUCON, INCORPORATED
                                   Investments
                             As of December 31, 1999
                 (Subject to final year-end audit adjustments)

Petty cash - TX ............................................             $   600
Dreyfus Money Market .......................................               4,187
Cross Securities ...........................................               5,138
Bank One Controlled Disbursement ...........................                --
Bank One Operating .........................................              54,097
Bank One Payroll ...........................................                --
                                                                         -------
                                                                         $64,022
                                                                         =======

                               SCHEDULE 2.2(M)

                     TELEPHONE AND FAX NUMBERS; WEB SITE

o     DOCUCON TELEPHONE DIRECTORY

                                 SCHEDULE 2.3

                               EXCLUDED ASSETS

o DOCUCON INCORPORATED EXCLUDED ASSETS AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                    SCHEDULE 2.3
                              DOCUCON, INCORPORATED
                                 Excluded Assets
                             As of December 31, 1999
                  (Subject to final year-end audit adjustments)

Accounts receivable           (see Schedule 1.1)              $     -
Prepaids                      (see Schedule 1.51)                15,007
Deposits                      (see Schedule 1.51)                60,825
Property and equipment, net   (see Schedule 1.62)               120,966
                                                              ---------
                                                              $ 196,797
                                                              =========

                                 SCHEDULE 2.5

                             EXCLUDED LIABILITIES

o DOCUCON INCORPORATED EXCLUDED LIABILITIES AS OF DECEMBER 31, 1999 (SUBJECT TO FINAL YEAR-END AUDIT ADJUSTMENTS)

                                                                    SCHEDULE 2.5
                              DOCUCON, INCORPORATED
                              Excluded Liabilities
                            As of December 31, 1999
                 (Subject to final year-end audit adjustments)

Accounts payable         (see Schedule 1.2)          $   131,994
Additional liabilities   (see Schedule 1.5)              892,506
                                                     -----------
                                                     $ 1,024,500
                                                     ===========

                                 SCHEDULE 2.7(A)

                                   PROCEDURES

o     DOCUCON INCORPORATED ACCOUNTING PRINCIPLES

o     DOCUCON INCORPORATED SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                                                 Schedule 2.7(a)
                                                                     Page 1 of 3
                              DOCUCON, INCORPORATED
                              Accounting Principles

The Company's financial statements are prepared in accordance with generally accepted accounting principles.

A summary of the Company's significant accounting policies is attached.

                                  SCHEDULE 4.9

                                     PERMITS

o     SAN ANTONIO FACILITY CLEARANCE

                                  SCHEDULE 4.12

                            INTELLECTUAL PROPERTY



o     LIST OF PROPRIETARY DOCUCON-DEVELOPED SOFTWARE MODULES.

o     LIST OF PROPRIETARY PROCESS CONTROLLED BY THE COMPANY AND OTHER TRADE
      SECRETS.

o     LIST OF THIRD-PARTY SOFTWARE PROVIDERS.

o     SERVICE MARK 1,610,041 REGISTRATION DOCUMENTS

o     TRADEMARK 1,577,519 REGISTRATION DOCUMENTS

o     CONFIDENTIALITY AGREEMENT (4.12 (H)) FOR KEY EMPLOYEES AND OTHERS

                                  SCHEDULE 4.13

                                   FACILITIES

o     SAN ANTONIO, TEXAS OPERATIONS CENTER

o     VIENNA, VIRGINIA SALES OFFICE

                                SCHEDULE 4.14

                            COMPANY-WIDE CONTRACTS

SEE CONTRACTS LISTED ON SCHEDULE 1.8

                                  SCHEDULE 4.15

                                    INSURANCE

o INSURANCE COVERAGES FOR DOCUCON INCORPORATED AND DOCUCON INCORPORATED 401(K) PLAN

                                  SCHEDULE 4.18

                                   WARRANTIES

o     FORMS OF WARRANTIES AND GUARANTEES PROVIDED TO CUSTOMERS

                                SCHEDULE 4.21

                            ENVIRONMENTAL MATTERS

o     PHASE I ENVIRONMENTAL SITE ASSESSMENT CONDUCTED BY RABA KISTNER
      ENGINEERS

                                  SCHEDULE 4.23

                             EMPLOYEE BENEFIT PLANS



o     DOCUCON INCORPORATED 1998 STOCK OPTION PLAN

o     DOCUCON INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

o DOCUCON INCORPORATED FLEXIBLE BENEFIT PLAN SUMMARY PLAN DESCRIPTION JANUARY 1, 2000

o     DOCUCON INCORPORATED FLEXIBLE EMPLOYEE BENEFIT PLAN QUESTIONS & ANSWERS

o     ACCEPTANCE OF COBRA QUALIFYING EVENT NOTIFICATION RECEIPT

o     DOCUCON INCORPORATED 401(K) PLAN SUMMARY PLAN DESCRIPTION

o     DOCUCON POLICY STATEMENT I-9 VACATION

o     CIGNA HEALTH CARE, INSURANCE TRUST PLAN

o     ADMINISTRATION MANUAL FOR INTEGRATED SHORT & LONG TERM DISABILITY

o     EMPLOYMENT AGREEMENT, DOUGLAS GILL, DATED APRIL 1, 1998

o     EMPLOYMENT AGREEMENT, WARREN D. BARRATT, DATED DECEMBER 20, 1998

o     EMPLOYMENT AGREEMENT, PAUL M. NUNLEY, DATED JANUARY 4, 1999

o CONFIDENTIALITY, NONCOMPETITION AND TERMINATION AGREEMENT, MARK G. HARDIN, DATED OCTOBER 12, 1999

o CONFIDENTIALITY, NONCOMPETITION AND TERMINATION AGREEMENT, BRIAN PACK, DATED OCTOBER 12, 1999

o     EMPLOYMENT AGREEMENT, MICHAEL C. MOONEY, DATED MAY 5, 1998

                                   SCHEDULE IV

              DISCLOSURE SCHEDULE PROVIDED TO PARENT AND PURCHASER

        [ALL SELLER DISCLOSURES ARE SUBJECT TO YEAR-END AUDIT ADJUSTMENT]



o PARA., 4.9, 4.23, 4.24, 4.26 - 401(K) - THREE LATE REMITTANCE ON EMPLOYEE WITHHOLDINGS IN 1999; IMPACT OF SUCH LATE CONTRIBUTIONS REMEDIED IN ACCORDANCE WITH ERISA.

o PARA. 4.26, - APRIL 1998 TO JULY 1999 - NO WORKERS COMPENSATION COVERAGE FOR PENNSYLVANIA-BASED EMPLOYEES DURING THAT PERIOD; NO JOB-RELATED INJURIES DURING THIS PERIOD; PENNSYLVANIA WORKERS COMPENSATION COVERAGE CURRENTLY IN FORCE SINCE JUNE 1999.

o PARA. 4.8, 4.14, - MULTIPLE VENDORS OF BUSINESS HAVE THREATENED LITIGATION FOR NONPAYMENT OF ACCOUNTS PAYABLE; TO BEST OF OUR KNOWLEDGE AND BELIEF, NO LITIGATION HAS BEEN INITIATED.

o PARA. 4.4.,4.14 - FOURTH QUARTER COMPLIANCE CERTIFICATE REQUIRED UNDER SILICON VALLEY BANK LOAN AGREEMENT WAS NOT SUBMITTED. COMPANY MAY BE IN TECHNICAL DEFAULT OF ONE OR MORE PROVISIONS OF LOAN AGREEMENT. WE BELIEVE THAT BANK IS GENERALLY AWARE OF SUCH POTENTIAL TECHNICAL DEFAULT CONDITIONS, WHICH INCLUDE CREATION OF NEW LIENS ON ASSETS WITHOUT THE BANK'S PRIOR WRITTEN CONSENT AND AGREEMENT TO SELL ASSETS WITHOUT THEIR PRIOR WRITTEN CONSENT. BANK HAS NOT MADE ORAL OR WRITTEN DECLARATION OF DEFAULT AND NOT MADE DEMAND FOR PAYMENT.

o PARA. 4.10, 4.14 - POTENTIAL LIABILITY FOR OVERPAYMENT ON CONTRACT PERFORMED IN 1998/1999; CURRENTLY BEING RESEARCHED IN CONJUNCTION WITH 1999 YEAR-END AUDIT; POTENTIAL LIABILITY FOR CUSTOMER OVERPAYMENT $0-$45,000.

o PARA. 4.14 - AN ADMINISTRATIVE PROVISION OF COMPANY'S CURRENT DOD CONTRACT CALLS FOR MONTHLY REPORTING OF VOLUMES OF WORK PERFORMED UNDER THE CONTRACT. THE COMPANY HAS NOT HISTORICALLY PROVIDED THIS MONTHLY REPORT AND WAS RECENTLY ASKED BY REPRESENTATIVE OF CONTRACTING OFFICE TO BEGIN PROVIDING THIS REPORT. STEPS ARE CURRENTLY BEING UNDERTAKEN TO BEGIN PROVIDING THIS MONTHLY REPORT. WE INTEND TO BEGIN PROVIDING THIS MONTHLY ADMINISTRATIVE REPORTING FOR ALL ACTIVE DELIVERY ORDERS PRIOR TO CLOSING.

o PARA. 4.8, 4.14 - INSPECTOR GENERAL, VOLUNTARY DISCLOSURE DEPARTMENT OF DEFENSE, MAY 24, 1999

o PARA. 4.23 - CERTAIN EMPLOYEE CONTRACTS PROVIDE FOR CHANGE OF CONTROL OR SEVERANCE BENEFITS

                                  SCHEDULE V

                    DISCLOSURE SCHEDULE PROVIDED TO SELLER

                                  SCHEDULE V

                                     NONE.

                                 SCHEDULE 6.4

                              NECESSARY CONSENTS

SEE SCHEDULE 1.8, ASSUMED CONTRACTS INCLUDING GOVERNMENT CONTRACTS.